SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NORTHWEST NATURAL GAS COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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   220 N.W. SECOND AVENUE

   PORTLAND, OR 97209

April 17, 2006

To the Shareholders of Northwest Natural Gas Company:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders of Northwest Natural Gas Company (the Company), which will be held in the Colonel Lindbergh Room of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon, on Thursday, May 25, 2006, commencing at 2:00 p.m., Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to join us.

At the meeting you will be asked to consider and vote upon: (1) the election of four Class I directors for terms of three years, (2) the reapproval of the Company’s Long-Term Incentive Plan, (3) the amendment of the Company’s Employee Stock Purchase Plan, (4) the restatement of the Company’s Restated Articles of Incorporation, (5) the amendment of Article IV of the Restated Articles of Incorporation and (6) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year 2006. Your Board of Directors unanimously recommends that you vote FOR each of Proposals 1, 2, 3, 4, 5 and 6.

In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company’s activities and operating performance is contained in our 2005 Annual Report, which is also enclosed.

It is important that your shares are represented and voted at the meeting. Whether or not you plan to attend, please vote your shares in one of three ways: via Internet, telephone or mail. Instructions regarding Internet and telephone voting are included on the proxy card. If you elect to vote by mail, please sign, date and return the proxy card in the enclosed postage-paid envelope. Your proxy may be revoked at any time before it is exercised in the manner set forth in the proxy statement.

Sincerely,

/s/ Richard L. Woolworth Richard L. Woolworth	/s/ Mark S. Dodson Mark S. Dodson
Chairman of the Board	President and Chief Executive Officer

NORTHWEST NATURAL GAS COMPANY

ONE PACIFIC SQUARE

220 N.W. SECOND AVENUE

PORTLAND, OREGON 97209

(503) 226-4211

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Portland, Oregon, April 17, 2006

To the Shareholders:

The 2006 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in the Colonel Lindbergh Room of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon, on Thursday, May 25, 2006, at 2:00 p.m., Pacific Daylight Time, for the following purposes:

1.	to elect four Class I directors to a term of three years;

2.	to reapprove the Company’s Long-Term Incentive Plan;

3.	to amend the Company’s Employee Stock Purchase Plan;

4.	to restate the Company’s Restated Articles of Incorporation;

5.	to amend Article IV of the Company’s Restated Articles of Incorporation;

6.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year 2006; and

7.	to transact such other business as may properly come before the meeting or any adjournment thereof.

Holders of record at the close of business on April 6, 2006 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the relevant fiduciary under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan or Retirement K Savings Plan to vote any shares held for shareholders’ benefit under those Plans, as indicated on the proxies. A proxy and a stamped return envelope are enclosed for your use. No postage is needed if mailed in the United States. Instructions regarding Internet and telephone voting also are included on the enclosed proxy card.

Your vote is very important to us.

We urge you to vote by promptly marking, signing, dating and returning the enclosed proxy card, or by granting a proxy by telephone or the Internet in accordance with the instructions on the enclosed proxy card, as soon as possible. Your prompt vote will save the Company the additional expense of further requests to ensure the presence of a quorum. You may vote in person at the meeting whether or not you previously have returned your proxy.

By Order of the Board of Directors,

/s/ C. J. Rue
C. J. Rue
Secretary

PROXY STATEMENT

NORTHWEST NATURAL GAS COMPANY

April 17, 2006

NORTHWEST NATURAL GAS COMPANY

ONE PACIFIC SQUARE

220 N.W. SECOND AVENUE

PORTLAND, OREGON 97209

(503) 226-4211

2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2006

PROXY STATEMENT

The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in the Colonel Lindbergh Room of the Embassy Suites Hotel, 319 SW Pine Street, Portland, Oregon, on Thursday, May 25, 2006, at 2:00 p.m., Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly. Alternatively, you may grant your proxy by telephone or the Internet.

The Company’s Annual Report for the fiscal year ended December 31, 2005, including audited financial statements, is being mailed to all shareholders, together with this proxy statement and the accompanying proxy card, commencing April 17, 2006.

The close of business on April 6, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

VOTING BY PROXY AND HOW TO REVOKE YOUR PROXY

You may vote your shares either in person or by duly authorized proxy. You may use the proxy card accompanying this proxy statement if you are unable to attend the meeting in person or you wish to have your shares voted by proxy even if you do attend the meeting. If you are a registered shareholder, you may vote by telephone, Internet or mail, or you may vote your shares in person at the meeting. To vote:

By telephone (do not return your proxy card)

•	On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 24, 2006.
•	Have your proxy card available when you call.
•	Follow the simple recorded instructions. You will be prompted to enter your 12-digit Control Number located on your proxy card.

By Internet (do not return your proxy card)

•	Go to www.proxyvote.com. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Daylight Time on May 24, 2006.
•	Have your proxy card available.
•	Follow the simple instructions. You will be prompted to enter your 12-digit Control Number located on your proxy card.

By mail

•	Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted “FOR” Proposals 1, 2, 3, 4, 5 and 6, as recommended by the Company’s Board of Directors.
•	Date and sign your proxy card.
•	Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to Northwest Natural Gas Company, c/o Auto Data Processing Investor Communication Services, Proxy Services, 51 Mercedes Way, Edgewood, NY 11717.

You may revoke your proxy at any time before the proxy is exercised (1) by delivering a written notice of revocation, (2) by filing with the corporate secretary a subsequently dated, properly executed proxy, (3) by voting after the date of the proxy by telephone or Internet, or (4) by attending the meeting and voting in person. Your attendance at the meeting, by itself, will not constitute a revocation of a proxy. You should address any written notices of proxy revocation to:

Northwest Natural Gas Company

220 NW Second Avenue

Portland, OR 97209

Attention: Corporate Secretary

If your shares are held in nominee or street name by a bank or broker, you should follow the directions on the instruction form you receive from your bank or broker as to how to vote, change your vote, or revoke your proxy.

If an adjournment of the meeting occurs, it will have no effect on the ability of shareholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies.

VOTING SECURITIES OF THE COMPANY

The 27,588,296 shares of Common Stock outstanding on March 17, 2006 were held by 9,014 shareholders residing in 50 states, the District of Columbia and a number of foreign countries.

Each holder of Common Stock of record at the close of business on April 6, 2006 will be entitled to one vote for each share of Common Stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.

A majority of the shares of Common Stock outstanding at the close of business on April 6, 2006 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

It is important that your shares be represented at the meeting. You are urged, regardless of the number of shares held, to sign and return your proxy. Alternatively, you may grant your proxy by telephone or the Internet as described above.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than 13 directors, with the exact number of directors to be determined by the Board. The Board has fixed the number of directors at 11. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible. Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years.

The term of Class I directors expires with this year’s Annual Meeting. Messrs. Timothy P. Boyle, Mark S. Dodson, Randall C. Papé and Richard L. Woolworth are nominees for election to the Board as Class I directors to serve until the 2009 Annual Meeting or until their successors have been duly qualified and elected. Each of these directors was elected by the shareholders at the 2003 Annual Meeting. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for directors.

The Board of Directors recommends the election of the nominees listed below.

INFORMATION CONCERNING NOMINEES

AND CONTINUING DIRECTORS

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

Class I

(For a term ending in 2009)

Timothy P. Boyle

President and Chief Executive Officer, Columbia Sportswear Company, Portland, Oregon

Age: 56

Director since: 2003

Board Committees: Finance, Organization and Executive Compensation, Strategic Planning

Since 1989, Mr. Boyle has served as President and Chief Executive Officer of Columbia Sportswear Company, an active outdoor apparel and footwear company headquartered in Portland, Oregon. He began working with Columbia Sportswear Company in 1970. Mr. Boyle is a member of the Boards of Directors of Widmer Brothers Brewing, the University of Oregon Foundation and Oregon Trout and is a trustee of Reed College and a past member of the Young Presidents’ Organization. He earned a Bachelor of Science degree in Journalism from the University of Oregon.

Mark S. Dodson President and Chief Executive Officer of the Company, Portland, Oregon Age: 61 Director since: 2003 Board Committees: None

Mr. Dodson became Chief Executive Officer of the Company on January 1, 2003, where he previously served as President, Chief Operating Officer and General Counsel since 2001. He joined the Company in 1997 as Senior Vice President of Public Affairs and General Counsel, following a 17-year career with the Portland law firm Ater Wynne Hewitt Dodson & Skerritt. Mr. Dodson serves on the executive committee of Associated Oregon Industries and is a member of the Board of Directors of Catalyst Paper Corporation and the Oregon Business Council. He also has worked on affordable housing issues as a board member and chairman of the Neighborhood Partnership Fund. Mr. Dodson is currently the Chair of the Portland Business Alliance and was formerly Chairman of the Oregon State Board of Higher Education. He currently serves as a Trustee of Linfield College and as a member of the Board of Directors of Waseda University USA, and recently headed the Oregon Governor’s Task Force on Scholarship and Student Aid. He earned an undergraduate degree from Harvard University and a law degree from Boalt College of Law at the University of California, Berkeley.

Randall C. Papé

President and Chief Executive Officer, The Papé Group, Inc., Eugene, Oregon

Age: 55

Director since: 1996

Board Committees: Governance, Finance (Chair), Public Affairs and Environmental Policy

Since 1981, Mr. Papé has served as President, Chief Executive Officer and a director of The Papé Group, Inc., a holding company for Papé Machinery, Inc., Flightcraft, Inc., Papé Material Handling, Ditch Witch Northwest, Industrial Finance Co. and Papé Properties, Inc. He also is President, CEO and a director of Liberty Financial Group, a holding company for LibertyBank, and its subsidiary, Commercial Equipment Lease Corporation. He is an owner and director of Sanipac, Inc. and its subsidiary, Eco Sort LLC, and a partner in Papé Investment Company. Mr. Papé serves as a commissioner of the Oregon Department of Transportation and also serves as chair of the Oregon Business Council. He is a former director and past president of Mt. Bachelor, Inc. and a former trustee and past president of the University of Oregon Foundation. He earned a Bachelor of Science degree in Finance from the University of Oregon.

Richard L. Woolworth

Chairman of the Board of the Company and Retired Chairman and Chief Executive Officer, The Regence Group, Portland, Oregon

Age: 64

Director since: 2000

Board Committees: Governance (Chair), Audit

Mr. Woolworth became Chairman of the Board of the Company on March 1, 2005. From 1995 through 2003, Mr. Woolworth served as Chairman and CEO of The Regence Group, the largest affiliation of BlueCross and/or BlueShield companies in the western United States. He also served as Board Chairman of Regence BlueCross BlueShield of Oregon and Regence HMO Oregon. He also serves as a director of the Columbia Mutual Funds. He is past chair of the national BlueCross and BlueShield Association, the Portland Chamber of Commerce, the Oregon Business Council and United Way and has chaired fundraising drives for both United Way and the Juvenile Diabetes Foundation. Mr. Woolworth is a former certified public accountant and a graduate of Lewis and Clark College in Portland.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Class II

(Term ending in 2007)

Tod R. Hamachek

Former Chairman and Chief Executive Officer, Penwest Pharmaceuticals Company, Danbury, Connecticut

Age: 60

Director since: 1986

Board Committees: Governance, Audit, Strategic Planning (Chair)

Mr. Hamachek served as Chairman and Chief Executive Officer of Penwest Pharmaceuticals Company from October 1997 to February 2005. Penwest, which was spun off from Penford Corporation in 1998, is engaged in the research, development and commercialization of novel drug delivery products and technologies. From 1985 until 1998, Mr. Hamachek served as President and Chief Executive Officer of Penford Corporation, a diversified producer of specialty paper, food starches and pharmaceutical ingredients. He is a director of The Seattle Times Company and The Blethen Corporation (the majority owner of The Seattle Times Company). Mr. Hamachek is also a trustee of the Aldrich Museum of Contemporary Art in Ridgefield, Connecticut. He is a graduate of Williams College and Harvard Business School.

Kenneth Thrasher

Chairman and Chief Executive Officer, Compli Corporation, Portland, Oregon

Age: 56

Director since: 2005

Board Committees: Organization and Executive Compensation, Public Affairs and Environmental Policy

Since 2002, Mr. Thrasher has served as Chairman and Chief Executive Officer of Compli Corporation, a software solution provider for management of compliance in employment practices and corporate governance. Prior to joining Compli, Mr. Thrasher served 19 years in executive positions with Fred Meyer, Inc., including serving as President and Chief Executive Officer from 1999 to 2001, Executive Vice President and Chief Administrative Officer from 1997 to 1999, and Senior Vice President and CFO for 10 years. Mr. Thrasher serves on the board of directors of Friends of the Children, the Oregon Mentoring Initiative, the Portland Art Museum, the Childrens Institute, the Oregon Business Council, the Leaders Roundtable and the Oregon Coast Aquarium. In 2001, he was appointed by the Oregon Governor as Chairperson of the Quality Education Commission, a position he held until early 2005, including four years as chair. He is also a co-chair of Portland State University’s capital endowment campaign. Mr. Thrasher earned a Bachelor of Science degree in Business Administration from Oregon State University.

Russell F. Tromley

Chairman and Chief Executive Officer, Tromley Industrial Holdings, Inc., Tualatin, Oregon

Age: 66

Director since: 1994

Board Committees: Audit, Governance, Organization and Executive Compensation (Chair)

Mr. Tromley became Chairman and Chief Executive Officer of Tromley Industrial Holdings, Inc. in 2005 after having served as President and CEO since the company’s formation in 1990. Tromley Industrial Holdings is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investments. Mr. Tromley is a past President of the Casting Industry Suppliers Association and of the Arlington Club, and is a non-lawyer arbitrator for, and a member of the House of Delegates of, the Oregon State Bar Association. He was a founding director of The Bank of the Northwest, and served on the advisory board of Pacific Northwest Bank of Oregon and as a director emeritus of the Evans Scholars Foundation and the Western Golf Association. Mr. Tromley is a member of the Board of Directors of the Harvard Business School Alumni Association. Mr. Tromley attended the University of Washington and Harvard Business School.

Class III

(Term ending in 2008)

Martha L. “Stormy” Byorum Senior Managing Director, Stephens Cori Capital Advisors, New York, New York Age: 57 Director since: 2004 Board Committees: Audit, Finance

In January 2005, Ms. Byorum became Senior Managing Director of Stephens Cori Capital Advisors, a division of Stephens, Inc., a private investment banking firm founded in 1933. From 2003 to 2004, Ms. Byorum served as Chief Executive Officer of Cori Investment Advisors, LLC, which was spun off from Violy, Byorum & Partners (VB&P) in 2003. VB&P was the leading independent strategic advisory and investment banking firm specializing in Latin America. Prior to co-founding VB&P in 1996, Byorum had a 24-year career at Citibank, where, among other things, she served as Chief of Staff and Chief Financial Officer for Citibank’s Latin American Banking Group from 1986-1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She later was appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and Customer Group with global responsibilities. A graduate of Southern Methodist University and the Wharton School at the University of Pennsylvania, she is a Life Trustee of Amherst College, a Trustee Emeritus of the Folger Shakespeare Library and a board member of Aeterna-Zentaris Laboratories, Inc., a biopharmaceutical company.

John D. Carter President and Chief Executive Officer, Schnitzer Steel Industries, Inc., Portland, Oregon Age: 60 Director since: 2002 Board Committees: Audit (Chair), Finance, Governance

Mr. Carter has served as President and Chief Executive Officer of Schnitzer Steel Industries Inc. since May 2005. From 2002 to May 2005, Mr. Carter was engaged in a consulting practice focused primarily on strategic planning in transportation and energy for national and international businesses, as well as other small business ventures. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly owned subsidiary, and other operating groups. Prior to his Bechtel tenure, Mr. Carter was a partner in a San Francisco law firm. He is a director of Schnitzer Steel Industries, FLIR Systems, Inc., and Kuni Automotive in the U.S. In the United Kingdom, he served as a director of London & Continental Railways until February 2006, and, until December 2005, served as a director of Cross London Rail Links, Ltd. He is a graduate of Stanford University and Harvard Law School.

C. Scott Gibson

President, Gibson Enterprises, Portland, Oregon

Age: 53

Director since: 2002

Board Committees: Public Affairs and Environmental Policy (Chair), Organization and Executive Compensation, Strategic Planning

Mr. Gibson has been President of Gibson Enterprises, a venture capital firm, since its formation in 1992. In 1983, Mr. Gibson co-founded Sequent Computer Systems and served as its President from 1988 until March 1992. Before his tenure at Sequent, Mr. Gibson served as General Manager for the Memory Components Division of Intel Corporation. Mr. Gibson serves as Chairman of the Board of Radisys Corporation, and as a director of TriQuint Semiconductor, Pixelworks and Electroglas, Inc. He also serves as a member of the Board of Trustees of the Oregon Community Foundation, the OHSU Foundation and the Franklin W. Olin College of Engineering, and is Vice Chair of the Oregon Health and Science University governing board. Mr. Gibson earned a Bachelor of Science degree in electrical engineering and a Masters in Business degree from the University of Illinois.

Richard G. Reiten Retired Chairman and CEO of the Company, Portland, Oregon Age: 66 Director since: 1996 Board Committees: Public Affairs and Environmental Policy, Finance, Strategic Planning

Mr. Reiten served as Chief Executive Officer of the Company from January 1, 1997 until December 31, 2002. He joined the Company as President and Chief Operating Officer and was elected to the Board effective March 1, 1996. He was appointed to the additional position of Chairman of the Board in September 2000, a position he held until February 28, 2005. Prior to joining the Company, from 1992 through 1995, Mr. Reiten served as President and Chief Operating Officer of Portland General Electric Company (PGE) after serving as President of PGE’s parent company, Portland General Corporation (PGC), from 1989 through 1992. He also served as a director of PGC from 1983 to 1987 and from 1990 to 1995 when he retired from PGE. He is a director of U.S. Bancorp, Building Materials Holding Corporation, The Regence Group, Idacorp and National Fuel Gas Company. He is a past chairman of the board of the American Gas Association and currently serves on the board of Associated Electric and Gas Insurance Services Ltd., as Vice Chairman of The Nature Conservancy of Oregon and on the Board of the Oregon Community Foundation. He is a past General Chairman of the United Way campaign for Portland and a past Chairman of both the Portland Metropolitan Chamber of Commerce and the Association for Portland Progress. Mr. Reiten is a graduate of the University of Washington and the Executive and Board of Directors Programs at Stanford Business School.

INFORMATION CONCERNING THE

BOARD OF DIRECTORS AND ITS COMMITTEES

Annual Meeting Attendance

The Board of Directors conducts its annual organization meeting on the same date as the Annual Meeting of Shareholders, which all of the directors are encouraged to attend. In 2005, all of the Company’s directors attended the Annual Meeting of Shareholders.

Independence

The Board of Directors has adopted Director Independence Standards to comply with updated New York Stock Exchange rules. The Director Independence Standards, amended as of December 16, 2004, are available on the Company’s website at www.nwnatural.com. No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board applies its adopted standards as well as additional qualifications prescribed under the listing standards of the New York Stock Exchange and applicable state and federal statutes. Annually the Board determines whether each director meets the criteria of independence. In 2006, the Board determined that nine of the eleven directors met the independence criteria. They are directors Boyle, Byorum, Carter, Gibson, Hamachek, Papé, Thrasher, Tromley and Woolworth.

Committees

There are six standing committees of the Board: the Audit, Governance, Organization and Executive Compensation, Finance, Public Affairs and Environmental Policy and Strategic Planning Committees. Each of the committees operates according to a formal written charter, all of which are reviewed annually and are available on the Company’s website at www.nwnatural.com. Copies of the charters are also available upon request. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting or other advisors, when appropriate.

Audit Committee

The Audit Committee is comprised of directors Byorum, Carter, Hamachek, Tromley and Woolworth, each of whom is an independent director as defined under current New York Stock Exchange listing standards and the Company’s Director Independence Standards. Based on its review of relevant information, the Board has determined that Mr. Woolworth is an “audit committee financial expert” and “independent” as those terms are defined under applicable Securities and Exchange Commission rules.

The Audit Committee is responsible for overseeing matters relating to accounting, financial reporting, internal control and auditing. The Committee is also responsible for the appointment, compensation, oversight and review of the independent registered public accounting firm, and reviews the corporate audit and other internal accounting control matters with the independent auditor. A more detailed description of the Audit Committee’s responsibilities is included in the “Report of the Audit Committee,” which is included on page 33. The Committee reports regularly to the Board. The Committee held seven meetings during 2005. The Chair of the Committee, Mr. Carter, presides at all executive sessions of the Committee.

Governance Committee

The Governance Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of the Company, except as otherwise may be provided by law. The Committee, which serves as the nominating committee, makes recommendations to the Board regarding nominees for election to the Board, criteria for Board and committee membership and policies that govern the Board’s activities, including the Corporate Governance Standards discussed below, and evaluates Board and individual director performance. It also considers any questions of possible conflicts of interest of Board members and senior executives and jointly reviews annually the performance of the CEO with the Organization and Executive Compensation Committee. This Committee is comprised of directors Carter, Hamachek, Papé, Tromley and Woolworth, each of whom is an independent director as defined under current New York Stock Exchange listing standards and the Company’s Director Independence Standards. The Committee held six meetings in 2005. The Chair of the Committee, Mr. Woolworth, presides at all executive sessions of the Committee and executive sessions of the non-management directors of the Board.

Organization and Executive Compensation Committee

The Organization and Executive Compensation Committee is comprised of directors Boyle, Gibson, Thrasher and Tromley, each of whom is an independent director as defined under current New York Stock Exchange listing standards and the Company’s Director Independence Standards. Each member of this Committee also meets the criteria as a “non-employee director” under applicable rules of the Securities and Exchange Commission and the criteria for “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Tromley chairs the Committee. The Committee reviews the performance of the CEO and other executive officers, considers executive compensation survey data in making recommendations to the Board relating to the Company’s executive compensation program and benefit plans, and administers the Restated Stock Option Plan, the Long-Term Incentive Plan, the Executive Deferred Compensation Plan, the Executive Annual Incentive Plan, the Directors Deferred Compensation Plan and the Deferred Compensation Plan for Directors and Executives. This Committee also makes recommendations to the Board regarding board compensation and organization and executive succession matters. Five meetings of this Committee were held during 2005.

The Report of the Organization and Executive Compensation Committee is included on page 26.

Public Affairs and Environmental Policy Committee

The Public Affairs and Environmental Policy Committee reviews the Company’s policies and practices relating to significant public and political issues that may have an impact on the Company’s business operations, financial performance or public image. It oversees the Company’s programs and policies relating to civic, charitable and community affairs, safety and equal employment opportunity. The Committee also develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company’s compliance with environmental regulations. The Committee makes recommendations to the Board to ensure that the Company fulfills its objectives in a manner consistent with the responsibilities of good corporate citizenship. The Committee is comprised of directors Gibson, Papé, Reiten and Thrasher. Mr. Gibson serves as Chair of the Committee. The Committee held three meetings in 2005.

Finance Committee

The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to the Company’s financing programs, financial policy matters and material regulatory issues. The Committee consists of directors Boyle, Byorum, Carter, Papé and Reiten. Mr. Papé chairs the Committee. The Committee held three meetings in 2005.

Strategic Planning Committee

The Strategic Planning Committee is responsible for reviewing and making recommendations to management and the Board of Directors with respect to the long-term strategic goals, objectives and plans of the Company for the purpose of creating and maintaining long-term shareholder value. The Committee is comprised of directors Boyle, Gibson, Hamachek and Reiten. Mr. Hamachek chairs the Committee, which met three times in 2005.

Board Nominations

The Board is responsible for selecting candidates for Board membership and the Governance Committee has been assigned the responsibility of recommending to the Board of Directors nominees for election as directors. The Governance Committee has not used a third party to assist in finding candidates. The Governance Committee, with recommendations and input from the Chairman of the Board, the Chief Executive Officer and other directors, evaluates the qualifications of each director candidate in accordance with the Director Selection Criteria established by the Board. The Director Selection Criteria includes three guiding principles: independence, absence of conflicts and diversity. Specific mandatory criteria include, among other things:

•	Reputation of high integrity and character and demonstrated record of ethical conduct;
•	General knowledge of and interest in the Company and its business;
•	Demonstrated record of prudence and good business judgment;
•	Ability to think strategically and communicate effectively;
•	Willingness to challenge and think independently;
•	Commitment to the Company’s core values and purpose;
•	Ability to foster a positive and focused atmosphere in the board room; and
•	Not “over committed” by service on multiple other boards.

In addition, preferred criteria include, among other things, prior experience as a director of a public company, substantive knowledge of the utility industry and the ability to understand, analyze and apply financial information and accounting rules.

Shareholders’ recommendations for director-nominees may be submitted to the Secretary of the Company for consideration by the Governance Committee. In evaluating shareholder recommendations for director-nominees, the Governance Committee applies the same Director Selection Criteria discussed above. The Company’s Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Secretary of the Company on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

NON-EMPLOYEE DIRECTOR COMPENSATION

Fees and Arrangements

Following the Organization and Executive Compensation Committee’s review of the existing terms of compensation for non-employee directors and a review of a survey by the Committee’s independent consultant of compensation paid to non-employee directors of companies of comparable size, the Board of Directors approved modifications to the terms of compensation to be paid to non-employee directors, effective January 1, 2005. The compensation terms for non-employee members of the Board of Directors are described below:

Annual Cash Retainer (New Board members and all after 12/31/08):	$55,000
Extra Annual Cash Retainer for Committee Chairs:	$5,000
Extra Annual Cash Retainer for Audit Committee Chair:	$10,000
Board Meeting Fees:	$1,500
Committee Meeting Fees:	$1,000
Extra Annual Cash Retainer for Chairman of the Board (effective March 1, 2005):	$60,000

Assuming 14 meetings per year (7 Board and 7 Committee), for a Board member who chairs one Committee, the expected total annual compensation would be $77,500.

Effective January 1, 2005, the Company increased its annual retainer for new directors from $35,000 to $55,000 and terminated the Company’s Non-Employee Directors Stock Compensation Plan with respect to new awards on January 1, 2005 (see below). All awards outstanding under the plan on January 1, 2005 will continue to vest according to the terms of the plan. Accordingly, current Board members who, as of the end of 2004, had unvested stock covered by outstanding awards, continue to vest with respect to such stock at approximately $20,000 worth of stock per year through December 31, 2008. During that time, their annual cash retainer would be $35,000 instead of $55,000.

Also effective January 1, 2005, the per diem fee for each day or significant portion of a day spent in the conduct of Company business on a day other than a day on which a meeting of the Board or a Board Committee is held was increased to $1,500.

During 2005, there were six meetings of the Company’s Board, each of which included an executive session of non-management directors. No continuing director attended fewer than 75 percent of the total meetings of the Company’s Board or Committees on which he or she served.

In 2002, the Board approved an arrangement for Mr. Reiten whereby he agreed to serve as non-employee Chairman of the Board through February 2005. According to the terms of the arrangement, Mr. Reiten was paid a monthly fee of $5,000 per month through February 2004 and, after that date, was paid a reduced monthly fee of $2,500 per month through February 2005. In addition, he was entitled to standard Board-approved cash and stock retainers and meeting fees, as well as office space, secretarial support and annual club dues. The Company continued to provide access to office space and secretarial support from March 1, 2005 until February 28, 2006, a benefit valued at approximately $104,000.

Non-Employee Directors Stock Compensation Plan

Before January 1, 2005, non-employee directors of the Company were awarded approximately $100,000 worth of the Company’s Common Stock upon joining the Board pursuant to the Company’s Non-Employee Directors Stock Compensation Plan. These initial awards vested in monthly installments over the five calendar years following the award. On January 1 of each year following the initial year, non-employee directors were awarded an additional $20,000 of Common Stock, which vested in monthly installments in the fifth year following the award (after the previous award had fully vested). The shares awarded were purchased in the open market by the Company at the time of award. Non-employee directors could elect to receive awards in the form of deferred cash credits into the directors’ cash accounts under the Directors Deferred Compensation Plan, rather than in the form of Common Stock. Directors could elect also to defer unvested shares into their stock accounts under the Directors Deferred Compensation Plan. Any amounts deferred according to the Directors Deferred Compensation Plan would generally vest at the same time that the Common Stock would have vested.

All awards vest immediately upon the death of a director and upon a change in control of the Company. Unvested shares and unvested cash credits are forfeited if the recipient ceases to be a director. Certificates representing a director’s vested shares are not delivered to the director until after the director leaves the Board.

In September 2004, the Board of Directors amended the Non-Employee Directors Stock Compensation Plan to provide that no new awards will be granted on or after January 1, 2005. Previous awards will continue to vest in monthly installments according to the original vesting schedule.

Deferred Compensation Plans

Directors Deferred Compensation Plan

Prior to January 1, 2005, directors could elect to defer the receipt of all or a part of their directors’ fees under the Company’s Directors Deferred Compensation Plan (DDCP). At the director’s election, deferred amounts were credited to either a “cash account” or a Company “stock account.” If deferred amounts were credited to stock accounts, such accounts were credited with a number of shares based on the purchase price of the Common Stock on the next purchase date under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, and such accounts were credited with additional shares based on the deemed reinvestment of dividends. Cash accounts were credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield plus two percentage points. The crediting rate was subject to a six percent minimum rate. The rate was adjusted quarterly. At the election of the participant, deferred balances in the stock and/or cash accounts were payable after termination of Board service in a lump sum, in installments over a period not to exceed 10 years, or in a combination of lump sum and installments.

The Company’s obligations under the DDCP are unfunded and benefits will be paid either from the general funds of the Company or from the Umbrella Trust for Directors which has been established for the DDCP. With respect to the cash accounts, the Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of cash benefits from the DDCP. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions. In addition, the Company has contributed cash and Common Stock to the trustee of the Umbrella Trust such that the Umbrella Trust holds the number of shares of Common Stock equal to the number of shares credited to all directors’ stock accounts. Shares so held will be used to fund the Company’s obligation to pay out the stock accounts.

The Company may from time to time transfer other assets to the trustee of the Umbrella Trust to hold in trust for the benefit of DDCP participants. The Company’s obligations under the DDCP are not limited to trust assets, and DDCP participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust’s assets and the trustee’s fees and expenses are paid by the Company.

Upon the occurrence of certain events, such as a change in control of the Company, termination of the DDCP or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust annually the amount by which the present value of all benefits payable under the DDCP exceeds the value of the trust’s assets.

In September 2004, the Board approved an amendment to the DDCP partially terminating the plan so that no deferrals will be made to the plan subsequent to December 31, 2004. All amounts deferred into the plan prior to December 31, 2004 will remain in the plan and all other provisions of the DDCP remain in effect.

2005 Deferred Compensation Plan for Directors and Executives

In November 2004, the Board of Directors approved the Northwest Natural Gas Company Deferred Compensation Plan for Directors and Executives (DCP), effective January 1, 2005.

The DCP replaced the existing Executive Deferred Compensation Plan (EDCP) and the DDCP as the vehicle for nonqualified deferral of compensation by executives and directors. The DCP includes a number of technical changes from the EDCP and DDCP in provisions relating to the timing of deferral elections and the timing of payout elections as necessary to comply with the deferred compensation requirements of the American Jobs Creation Act of 2004. However, the DCP continues the basic provisions of the EDCP and DDCP under which deferred amounts are credited to either a “cash account” or a Company “stock account.” Stock accounts represent a right to receive shares of Company Common Stock on a deferred basis, and such accounts are credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield plus two percentage points. The crediting rate is subject to a six percent minimum rate. The Company’s obligation to pay deferred compensation in accordance with the terms of the DCP will generally become due on retirement, death, or other termination of service, and will be paid in a lump sum or in installments of five or ten years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of a general, unsecured creditor of the Company.

Directors Retirement Benefit

On January 1, 1998, in connection with the termination of a prior retirement benefit for directors and in lieu of that benefit, the Company credited a number of shares of Company Common Stock to a stock account under the DDCP for each then current director. If such a director retires from the Board at age 70 or older with 10 or more years of service as a director or if the director earlier dies or becomes disabled or if there is an earlier change in control of the Company, the Company is obligated to deliver to the director (or to his or her beneficiary) the number of shares credited to the account, plus an additional number of shares based on reinvested dividends credited to the account over time. Concurrently with the creation of the stock accounts, the Company contributed to the Umbrella Trust for Directors a number of shares of the Company’s Common Stock equal to the number of shares credited to directors’ accounts. Such stock is held in the Umbrella Trust and will be used to fund the Company’s obligation to pay out the stock accounts. The number of shares of Common Stock in the retirement benefit stock account of each such director at December 31, 2005 was: Tod R. Hamachek, 858; Randall C. Papé, 647; Richard G. Reiten, 1,421; and Russell F. Tromley, 1,321.

CORPORATE GOVERNANCE STANDARDS

The Board of Directors adopted Corporate Governance Standards that are intended to provide the Company and its Board of Directors with guidelines designed to ensure that business is conducted to serve stakeholders with the highest level of integrity. These Corporate Governance Standards are reviewed annually by the Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Standards, as amended as of September 21, 2005, are available on the Company’s website at www.nwnatural.com and are available in print to any shareholder who requests a copy. Among other matters, the Corporate Governance Standards include the following:

•	A substantial majority of the Board should be independent and the Board annually assesses the independence of each Board member in accordance with its Director Independence Standards.

•	The Governance Committee, the Audit Committee and the Organization and Executive Compensation Committee consist entirely of independent directors, as that term is defined by New York Stock Exchange listing standards and the Company’s Director Independence Standards.

•	Director nominees are recommended by the Governance Committee to the full Board in accordance with the “Director Selection Criteria” established by the Board.

•	Directors must retire from the Board at the first annual meeting of shareholders after reaching age 70. In addition, a director is expected to volunteer to resign from the Board if he or she retires or changes the principal position he or she held when initially elected to the Board.

•	Board and Committee structure and function, including expected Board meeting attendance and review of materials.

•	Board members have complete access to the Company’s senior management and all Committees have access to independent counsel, accountants or other advisors, as appropriate.

•	The Governance Committee oversees the annual assessment of the performance and effectiveness of the Board, including Board Committees, and provides the results to the full Board for discussion. In addition, the Governance Committee annually conducts peer reviews of directors prior to the end of their term of office.

•	Annually the Board reviews and approves the strategic plan and one-year operating and capital expenditure plans for the Company.

•	Committee members are recommended by the Governance Committee for appointment by the Board and Committee membership is rotated from time to time.

•	The Board provides for an executive session of non-management directors at the end of each Board meeting. The chair of the Governance Committee presides at these executive sessions.

•	Succession planning and management development are reported at least annually by the Chief Executive Officer to the Board. The Organization and Executive Compensation Committee, in consultation with the Governance Committee, is responsible for planning for succession and submitting its recommendations to the Board of Directors with respect to Chief Executive Officer selection.

•	The Organization and Executive Compensation Committee, in consultation with the Governance Committee, recommends to the Board reasonable director compensation. Directors who are also employees of the Company receive no additional compensation for service as directors.

•	Within five years after joining the Board, each Board member shall own Company shares (including shares credited to the directors’ deferred compensation accounts and vested and unvested shares awarded under the Non-Employee Directors Stock Compensation Plan) valued at five times the Board member’s annual retainer fee.

•	Director orientation and continuing education programs are provided which are designed to familiarize new directors with the full scope of the Company’s business and key challenges and to develop and maintain skills necessary or appropriate for the performance of their duties.

•	Incentive compensation plans link pay directly and objectively to measured financial and other goals set in advance by the Board.

•	Code of Ethics and Financial Code of Ethics policies, both of which are available on the Company’s website at www.nwnatural.com.

In addition, the Board of Directors has adopted procedures for the receipt, retention and treatment of concerns from Company employees and others regarding accounting, internal controls, auditing or other matters. Employees may submit concerns anonymously pursuant to the Code of Ethics’ hotline, located on the Company’s internal Web site. Shareholders may submit concerns in writing to the non-management directors of the Company, c/o the Corporate Secretary, 220 NW Second Avenue, Portland OR 97209, or by calling 1-800-541-9967 or sending an e-mail to directors@nwnatural.com. Concerns relating to accounting, internal accounting controls or auditing matters will be referred by the Corporate Secretary to the chair of the Audit Committee and the chair of the Governance Committee. Other concerns will be referred by the Corporate Secretary to the chair of the Governance Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late or missed filings of those reports made by its directors and executive officers during 2005. Based solely upon a review of the copies of such reports furnished to it and written representations that no other such reports were required, the Company believes that during 2005 all directors and executive officers timely filed all such required reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, the Company conducts business with affiliates of The Papé Group, Inc., of which director Randall C. Papé is President, Chief Executive Officer and a major shareholder.

The Company entered into a lease through May 31, 2007 with an affiliate of The Papé Group and paid $78,167 in connection with the lease in 2005. From time to time, the Company also purchases equipment from and employs the services of certain affiliates of The Papé Group. In 2005, the Company paid $271,159 for such equipment and services. Based upon representations from The Papé Group’s independent auditor and a review of the transactions, the Board of Directors has affirmatively determined that these transactions were arm’s length transactions entered into in the ordinary course of business and not material.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL OWNERS

The following table shows ownership of Common Stock of the Company on February 28, 2006 by each person who, to the knowledge of the Company, owned beneficially more than 5% of the Common Stock of the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont St. San Francisco, CA 94105	1,703,988[1]	6.18

[1]	Based on information set forth on Form 13G filed January 26, 2006, with the Securities and Exchange Commission by Barclays Global Investors, NA. These shares are held as follows: Barclays Global Investors, NA, holds 978,720 shares, of which it holds sole voting power as to 819,283 shares and sole dispositive power as to 978,720 shares and Barclays Global Fund Advisors holds sole voting and dispositive power as to 725,268 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS

AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to beneficial ownership of the Company’s Common Stock as of February 28, 2006 by all directors and nominees, each of the executive officers and the key employee named in the Summary Compensation Table on page 20 and all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares [1]	Percent of Outstanding Common Stock
David H. Anderson	21,064[2]	*
Timothy P. Boyle	1,681[3]	*
Martha L. “Stormy” Byorum	1,527[4]	*
John D. Carter	13,770[5]	*
Mark S. Dodson	47,814[6]	*
Lea Anne Doolittle	9,395[7]	*
C. Scott Gibson	2,568[8]	*
Tod R. Hamachek	5,766[9]	*
Gregg S. Kantor	18,463[10]	*
Michael S. McCoy	43,140[11]	*
Randall C. Papé	9,057[12]	*
Richard G. Reiten	40,817[13]	*
Kenneth Thrasher	1,000[14]	*
Russell F. Tromley	6,028[15]	*
David A. Weber	9,706[16]	*
Richard L. Woolworth	1,988[17]	*
All directors and officers as a a group (20 in number)	269,801[18]	1.0†

*	The total for each individual is less than 1.0 percent.
†	Based on the total number of shares and exercisable stock options outstanding on February 28, 2006.
[1]	Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power. Certain shares under the Non-Employee Directors Stock Compensation Plan (NEDSCP), the Directors Deferred Compensation Plan (DDCP), the Executive Deferred Compensation Plan (EDCP) and the Deferred Compensation Plan for Directors and Executives (DCP) are not included in the table as they represent, under the terms of the plans, rights to receive shares that would not be paid until the year following termination of service with the Company.
2	Includes 10,700 shares which Mr. Anderson has the right to acquire within 60 days through the exercise of options under the Restated Stock Option Plan (Restated SOP), 4,000 restricted Long-Term Incentive Plan shares that are subject to forfeiture and 75 shares held indirectly under the Retirement K Savings Plan (RKSP). Does not include 43 shares credited to a stock account under the EDCP.

[3]	Includes 1,321 shares subject to forfeiture under the NEDSCP. Does not include 2,911 shares credited to a stock account under the DDCP and 3,279 shares credited to a stock account under the DCP, of which 672 shares are subject to forfeiture under the NEDSCP.
[4]	Includes 1,313 shares subject to forfeiture under the NEDSCP. Does not include 883 shares credited to a stock account under the DDCP and 1,403 shares credited to a stock account under the DCP, of which 628 shares are subject to forfeiture under the NEDSCP.
[5]	Includes 1,313 shares subject to forfeiture under the NEDSCP. Does not include 4,776 shares credited to a stock account under the DDCP and 3,758 shares credited to a stock account under the DCP, of which 632 shares are subject to forfeiture under the NEDSCP.
[6]	Includes 3,144 shares held jointly with his wife, 20,000 shares which Mr. Dodson has the right to acquire within 60 days through the exercise of options under the Restated SOP and 365 shares held indirectly under the RKSP.
[7]	Includes 5,150 shares held indirectly under the RKSP and 3,400 shares which Ms. Doolittle has the right to acquire within 60 days through the exercise of options under the Restated SOP. Does not include 361 shares credited to a stock account under the EDCP.
[8]	Includes 1,313 shares subject to forfeiture under the NEDSCP. Does not include 1,806 shares credited to a stock account under the DDCP and 1,410 shares credited to a stock account under the DCP, of which 632 shares are subject to forfeiture under the NEDSCP.
[9]	Includes 1,313 shares subject to forfeiture under the NEDSCP. Does not include 14,658 shares credited to a stock account under the DDCP and 1,470 shares credited to a stock account under the DCP, of which 660 shares are subject to forfeiture under the NEDSCP.
[10]	Includes 11,500 shares which Mr. Kantor has the right to acquire within 60 days through the exercise of options under the Restated SOP and 2,283 shares held indirectly under the RKSP.
[11]	Includes 13,822 shares held indirectly by Mr. McCoy under the RKSP, 16,318 shares held jointly with his wife and 13,000 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the Restated SOP. Does not include 1,130 shares credited to a stock account under the EDCP.
[12]	Includes 1,973 shares subject to forfeiture under the NEDSCP. Does not include 9,857 shares credited to a stock account under the DDCP.
[13]	Includes 1,387 shares subject to forfeiture under the NEDSCP and 22,497 shares held indirectly by Mr. Reiten under the RKSP. Does not include 3,072 shares credited to a stock account under the DDCP, 5,956 shares credited to a stock account under the EDCP and 1,647 shares credited to a stock account under the DCP, of which 737 shares are subject to forfeiture under the NEDSCP.
[14]	Shares held jointly with his wife.
[15]	Includes 1,973 shares subject to forfeiture under the NEDSCP and 27 shares held by Mr. Tromley’s wife. Does not include 5,462 shares credited to a stock account under the DDCP.
[16]	Includes 1,074 shares held indirectly under the RKSP and 8,400 shares which Mr. Weber has the right to acquire within 60 days through the exercise of options under the Restated SOP.
[17]	Includes 1,313 shares subject to forfeiture under the NEDSCP. Does not include 8,421 shares credited to a stock account under the DDCP and 1,470 shares credited to a stock account under the DCP, of which 660 shares are subject to forfeiture under the NEDSCP.
[18]	Includes 36,017 shares, of which 9,502 shares are held jointly with spouse or other relative, 4 shares are held as custodian for minor children, 5,589 shares are held indirectly under the RKSP and 17,700 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the Restated SOP.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 2005, 2004, and 2003, of those persons who were, during 2005 and at December 31, 2005 (i) the chief executive officer, (ii) the four most highly compensated executive officers, and (iii) one key employee of the Company (the Named Executive Officers):

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION				LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	OTHER ANNUAL COMPEN- SATION[1]	RESTRICTED STOCK AWARD[2] (#)	SECURITIES UNDERLYING OPTIONS (#)	ALL OTHER COMPEN- SATION[3]
Mark S. Dodson President and Chief Executive Officer	2005 2004 2003	$489,167 427,500 390,000	$300,000 260,000 250,000	$23,420 16,920 1,585	0 0 0	0 30,000 0	$48,614 121,943 20,811

Michael S. McCoy Executive Vice President	2005 2004 2003	257,833 245,833 238,833	120,000 101,000 100,000	17,166 16,811 424	0 0 0	0 12,000 0	17,127 135,223 19,601

David H. Anderson Senior Vice President and Chief Financial Officer (became an officer on 9/30/04)	2005 2004	264,719 65,000	126,000 0	15,480 3,870	0 5,000	0 16,000	90,767 0

Gregg S. Kantor Senior Vice President	2005 2004 2003	169,187 162,167 157,500	74,000 63,000 58,000	15,869 15,480 154	0 0 0	0 6,000 0	12,034 11,514 7,217

Lea Anne Doolittle Vice President	2005 2004 2003	167,350 161,167 156,167	64,000 55,000 49,000	13,576 13,380 0	0 0 0	0 5,000 0	11,845 11,409 7,455

David A. Weber Chief Information Officer	2005 2004 2003	185,100 179,667 168,359	62,000 63,000 64,000	7,500 7,500 0	0 0 0	0 5,000 0	10,336 10,562 39,719

[1]	Amounts for 2005 include (i) monitoring system expenses ($556 for Mr. Dodson and $658 for Mr. McCoy); (ii) car allowances ($16,680 for Mr. Dodson, $15,480 each for Mr. McCoy, Mr. Anderson and Mr. Kantor, $13,380 for Ms. Doolittle and $7,500 for Mr. Weber); and (iii) the employee portion of the Medicare Hospital Insurance Tax liability paid by the Company on the present value increase in those years of their benefits under the Executive Supplemental Retirement Income Plan, together with an additional payment relating to income tax payable by such officers in respect of the payments made by the Company ($6,184 for Mr. Dodson, $1,028 for Mr. McCoy, $0 for Mr. Anderson, $389 for Mr. Kantor, $196 for Ms. Doolittle and $0 for Mr. Weber). Amounts for 2004 include (i) monitoring system expenses ($240 for Mr. Dodson and $1,331 for Mr. McCoy); and (ii) car allowances ($16,680 for Mr. Dodson, $15,480 each for Mr. McCoy and Mr. Kantor, $3,870 for Mr. Anderson, $13,380 for Ms. Doolittle and $7,500 for Mr. Weber). All amounts shown for the Named Executive Officers for 2003 represent the employee portion of the Medicare Hospital Insurance Tax liability paid by the Company on the present value increase in those years of their benefits under the Executive Supplemental Retirement Income Plan, together with an additional payment relating to income tax payable by such officers in respect of the payments made by the Company.
[2]	The aggregate number of vested shares of restricted stock at December 31, 2005 was 1,000 shares with a market value of $34,180. Dividends are paid on all shares of restricted stock.
[3]

Amounts for the year 2005 include (i) Company matching amounts contributed or accrued for the Named Executive Officers under the Company’s Deferred Compensation Plan for Directors and Executives ($19,410 for Mr. Dodson, $0 for Mr. McCoy, $4,346 for Mr. Anderson, $799 for Mr. Kantor, $598 for Ms. Doolittle and $1,372 for Mr. Weber) and its Retirement K Savings Plan ($7,560 for Mr. Dodson, $0 for Mr. McCoy, $6,325 for Mr. Anderson, $7,560 for Mr. Kantor, $7,406 for Ms. Doolittle and $7,560 for

Mr. Weber); (ii) above-market interest credited to the Executive Deferred Compensation Plan and the Deferred Compensation Plan for Directors and Executives accounts of the Named Executive Officers ($4,629 for Mr. Dodson, $7,461 for Mr. McCoy, $63 for Mr. Anderson, $463 for Mr. Kantor, $652 for Ms. Doolittle and $1,405 for Mr. Weber); (iii) social club dues ($10,962 for Mr. Dodson, $5,700 for Mr. McCoy, $39,072 for Mr. Anderson (including an initial membership fee), $2,052 for Mr. Kantor, $1,860 for Ms. Doolittle and $0 for Mr. Weber); (iv) spousal travel ($3,859 for Mr. Dodson, $1,217 for Mr. McCoy, $353 for Mr. Kantor and $0 each for Mr. Anderson, Ms. Doolittle and Mr. Weber); and (v) amounts paid for supplemental disability insurance ($2,195 for Mr. Dodson, $2,749 for Mr. McCoy, $961 for Mr. Anderson, $807 for Mr. Kantor, $1,329 for Ms. Doolittle and $0 for Mr. Weber). The amount shown for Mr. Anderson for the year 2005 also includes a hiring bonus of $40,000 and the amount shown for Mr. Weber for the year 2003 includes the final $30,000 installment of a hiring bonus.

OPTION GRANTS IN LAST FISCAL YEAR

No stock options were granted to the Named Executive Officers listed in the Summary Compensation Table in 2005.

LONG-TERM INCENTIVE PLAN – AWARDS IN 2005

The following table provides information on performance-based Long-Term Incentive Plan awards granted to the Named Executive Officers listed in the Summary Compensation Table in 2005.

	Long-Term Incentive Plan[1]
Name	Performance Period	Number of Shares
		Award	Threshold	Target	Maximum
Mark S. Dodson	2005-2007	10,000	2,500	10,000	20,000
Michael S. McCoy	2005-2007	5,000	1,250	5,000	10,000
David H. Anderson	2005-2007	5,000	1,250	5,000	10,000
Gregg S. Kantor	2005-2007	3,000	750	3,000	6,000
Lea Anne Doolittle	2005-2007	2,000	500	2,000	4,000
David A. Weber	2005-2007	2,000	500	2,000	4,000

[1]	Each Named Executive Officer received an award based on a three-year performance period (2005-2007). The Organization and Executive Compensation Committee established Company performance measures based on total shareholder return relative to a peer group, with a minimum return of 6% per year for a cycle (75% of award) and performance milestones relative to the Company’s core and non-core strategic plans (25% of award). At the end of the cycle, the Committee will determine the Company’s ability to achieve the established criteria and assign a factor to each component ranging between 0% and 200%. As a general guideline, if the Company achieves the targets as stated, the component factor would be 100%. A participant generally must be employed by the Company at the end of the performance period to receive an award payout, although pro-rated awards will be paid if employment terminates earlier on account of death, disability or retirement, or for other reasons within six months of the end of the performance period. Awards will be paid in Common Stock as soon as practicable after the end of the performance period. Participants will also receive dividend equivalent cash payments equal to the number of shares of Common Stock received on the award payout multiplied by the aggregate cash dividends paid per share by the Company during the performance period. Upon a change in control of the Company (as defined in the plan), all outstanding awards will be paid at the target award level.

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

Shown below is information with respect to options to purchase shares of the Company’s Common Stock exercised in 2005 and unexercised options granted under the Restated Stock Option Plan to the Named Executive Officers and held by them at December 31, 2005.

Name	No. of Shares Acquired on Exercise	Value Realized	No. of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised Options at December 31, 2005
			Exercisable	Unexercisable[1]	Exercisable[2]	Unexercisable[1,2]
Mark S. Dodson	17,629	$184,262	10,000	20,000	$28,400	$56,800
Michael S. McCoy	13,000	139,627	9,000	8,000	42,885	22,720
David H. Anderson	0	0	5,400	10,600	11,664	22,896
Gregg S. Kantor	3,000	32,706	9,500	4,000	75,180	11,360
Lea Anne Doolittle	5,000	50,050	1,700	3,300	4,828	9,372
David A. Weber	2,500	32,563	6,700	3,300	44,228	9,372

[1]	Unexercisable options are those options that have not vested. Of the options shown, a portion became exercisable on January 1, 2006 and the remainder will become exercisable on January 1, 2007.
[2]	Represents the difference between the option exercise prices and the closing price of $34.18 for the Company’s Common Stock as quoted on the New York Stock Exchange on December 30, 2005 times the number of options.

PENSION PLANS

The Company currently maintains two non-qualified supplemental defined benefit retirement plans: the Executive Supplemental Retirement Income Plan (ESRIP) originally adopted in 1981 in which all Named Executive Officers hired prior to September 1, 2004 participate, and the Supplemental Executive Retirement Plan (SERP) adopted in 2004 in which individuals who first became executive officers after September 1, 2004 participate. Under both plans, a target retirement benefit is determined based on final average compensation and years of service, with the actual benefit determined after offset for benefits payable under Social Security, the Company’s qualified Retirement Plan for Non-Bargaining Unit Employees (NBU Plan), and the supplemental make-up provisions of the Company’s non-qualified deferred compensation plans (DCPs).

Executive Supplemental Retirement Income Plan (ESRIP)

The following table shows the estimated annual target retirement benefit payable upon retirement at age 62 as a straight life annuity with 10 years of guaranteed payments, net of Social Security offset, to executive officers who participate in the ESRIP. The actual amounts payable under the ESRIP will be reduced by benefits payable under the NBU Plan and supplemental make-up benefits under the DCPs. Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.

PENSION PLAN TABLE

Compensation	Years of Service
	10	15	20	25 or more
$150,000	$ 41,400	$ 74,000	$ 77,700	$ 81,500
200,000	63,100	106,500	111,500	116,500
250,000	84,700	139,000	145,200	151,500
300,000	106,400	171,500	179,000	186,500
350,000	128,000	204,000	212,700	221,500
400,000	149,700	236,500	246,500	256,500
450,000	171,300	269,000	280,200	291,500
500,000	193,000	301,500	314,000	326,500
550,000	214,600	334,000	347,700	361,500
600,000	236,300	366,500	381,500	396,500
650,000	257,900	399,000	415,200	431,500
700,000	279,600	431,500	449,000	466,500
750,000	301,200	464,000	482,700	501,500
800,000	322,900	496,500	516,500	536,500
850,000	344,500	529,000	550,200	571,500

For purposes of the target retirement benefit described above, “compensation” consists of the average of the annual salary and Executive Annual Incentive Plan bonus awarded to a plan participant by the Company for the highest three compensation years in the last 10 years prior to retirement. See “salary” and “bonus” columns of the “Summary Compensation Table,” above.

The credited years of service under the ESRIP for Messrs. Dodson, McCoy and Kantor, and Ms. Doolittle are 8 years, 36 years, 9 years and 5 years, respectively. The service requirements for Mr. Dodson’s ESRIP benefit were modified by the terms of his employment agreement. See

“Employment Agreements,” below. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will receive three additional years of service credit for ESRIP purposes. See “Executive Severance Agreements,” below.

Mr. Weber is not a participant in the ESRIP, but is a participant in the NBU Plan. As such, he will be entitled to a benefit equal to 1.8% of his average compensation at retirement for the first 10 years of service, plus the annuity equivalent of 7.5 percent of his average compensation at retirement for each year of service in excess of 10 years. Mr. Weber’s estimated annual benefit payable upon retirement at the NBU Plan’s normal retirement age, age 62, is $54,193, assuming no future changes in compensation levels, interest rates or IRS limits on recognizable compensation.

ESRIP benefits are 50% vested after five years of service and become vested for an additional 10% for each additional year of service until fully vested after 10 years of service. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will be fully vested in ESRIP benefits regardless of years of service.

Supplemental Executive Retirement Plan (SERP)

Under the SERP, the target retirement benefit is a lump sum benefit payable upon retirement rather than an annual retirement benefit as under the ESRIP. For a SERP participant who retires at age 60 with at least 15 years of service, the target lump sum payment is six times the participant’s final average pay, with the actual SERP benefit subject to reduction for the lump-sum actuarial equivalent of benefits payable under Social Security and the NBU Plan and the supplemental make-up benefits under the DCPs. For participants who retire with less than 15 years of service, the retirement benefit is reduced pro rata based on the actual years of service. In lieu of a lump sum, the SERP permits participants to elect to be paid their benefits in the form of an actuarially equivalent annuity.

For purposes of the target retirement benefit described above, “final average pay” consists of the average of the annual salary and Executive Annual Incentive Plan bonus awarded to a plan participant by the Company for the highest 60 consecutive months in the last 120 months prior to retirement. See “salary” and “bonus” columns of the “Summary Compensation Table,” above.

SERP benefits are fully vested after five years of service. A participant who becomes entitled to severance benefits under his or her executive severance agreement in connection with a change in control of the Company will be fully vested in SERP benefits regardless of years of service, and will receive three additional years of service credit for SERP purposes. See “Executive Severance Agreements,” below.

Mr. Anderson is the only Named Executive Officer who participates in the SERP. As of December 31, 2005, he had one year of credited service under the SERP. Assuming no change in salary and bonus compensation from the amounts paid to him in 2005 and retirement at age 60, Mr. Anderson’s lump-sum target SERP benefit would be $2,344,314 including all components described above.

Executive Severance Agreements

The Board of Directors has approved the Company’s entry into severance agreements with each executive officer of the Company, including all of the Named Executive Officers. These agreements generally provide for the payment, upon the termination of the employee’s employment by the Company without cause or by the employee for “good reason” (as defined in the severance agreement) within two years following a change in control of the Company, of an amount equal to one, two or three times the sum of the employee’s annual salary and average bonus for the last three years, and also provide up to three-years’ continuation of life and health insurance benefits. In addition, if any payments to the Named Executive Officers other than Mr. Weber are subject to the excise tax on “parachute payments,” the Company will make an additional payment to the employee such that the employee will receive net benefits as if no excise tax were payable. If such additional payments are required, the Company will not be able to deduct such additional payments for federal income tax purposes and also will be denied such a deduction for some or all of the other payments made pursuant to the agreement and its other plans and policies. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a “potential change in control” (as defined in the severance agreements).

Executive Deferred Compensation Arrangements

As discussed above, the Company’s existing EDCP was replaced by the DCP, effective January 1, 2005. With respect to executives, the DCP provides that the Company’s obligation to pay deferred compensation in accordance with the terms of the DCP will generally become due on retirement, death, other termination of employment or service, or an earlier date selected by the participant at the time of the deferral election, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. See “Directors Compensation—Deferred Compensation Plans—2005 Deferred Compensation Plan for Directors and Executives,” above.

Employment Agreements

On July 2, 1997, the Company entered into an employment agreement with Mr. Dodson for a term extending until December 31, 2002, with an option for Mr. Dodson to renew for an additional term through December 31, 2007. Effective January 1, 2003, the agreement was extended to December 31, 2007 and modified to reflect his appointment as President and Chief Executive Officer. Under this agreement, the Company modified the service requirements applicable to Mr. Dodson for purposes of the ESRIP. Accordingly, Mr. Dodson became vested and eligible under the ESRIP for supplemental retirement benefits at 32.5% of final annual compensation upon retirement on or after December 31, 2002, and will be vested and eligible under the ESRIP for supplemental benefits at 65% of final annual compensation upon retirement on or after December 31, 2007. The agreement also provides that Mr. Dodson will be vested and eligible under the ESRIP for supplemental retirement benefits at 65% of final annual compensation with no reduction in benefits based on early retirement if he (a) becomes disabled, (b) dies after December 31, 2002, (c) is terminated other than for cause, or (d) becomes entitled to severance benefits under his executive severance agreement in connection with a change in control of the Company.

REPORT OF THE ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE MANAGEMENT COMPENSATION

Executive Compensation Principles

The Organization and Executive Compensation Committee of the Board of Directors (the Committee) determines the compensation of NW Natural’s executive officers and oversees the administration of executive compensation programs. The Committee is comprised of directors Boyle, Gibson, Thrasher and Tromley, each of whom is an independent director under applicable New York Stock Exchange listing standards and the Company’s Director Independence Standards. Each member of this Committee also meets the criteria as a “non-employee director” under applicable rules of the Securities and Exchange Commission and the criteria for “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended. NW Natural’s executive compensation programs are designed to attract, motivate and retain talented executives critical to the achievement of the Company’s long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

•	tying a portion of each executive’s total compensation opportunity to the achievement of previously-established annual and long-term performance goals;
•	aligning directors’ and executives’ long-term interests with those of the Company’s shareholders by requiring ownership of the Company’s Common Stock by directors and officers; and
•	providing total compensation, including base salary and incentive compensation, which is competitive with that of other energy service and industrial companies of comparable size and circumstances.

Each year, the Committee reviews the relationship between the Company’s executive compensation policies and the creation of shareholder value, as well as the competitiveness of the programs. The Committee submits recommendations regarding salary actions and annual bonuses to the Board for approval. The Committee approves stock option grants and long-term incentive awards for officers, and also recommends to the Board appropriate changes in the compensation programs of the Company. The Committee also reviews and recommends changes to the compensation for the Board, oversees CEO and executive succession, conducts annual reviews of the CEO’s performance and administers executive compensation and benefits.

The Committee engages an independent compensation consultant to assist it in evaluating the competitiveness of the Company’s executive compensation programs and to provide overall guidance to the Committee as it relates to the design and operation of executive and director compensation programs. The Committee periodically reviews its selection of a compensation consultant. The last such review was completed in 2004. The consultant attends meetings of the Committee at least twice a year to present the results of the competitive compensation analysis and to advise the Committee on current practices or changes in law.

The Committee annually assesses its performance. In April 2005 the Committee completed its latest assessment and concluded that the Committee was operating effectively in accordance with its charter.

Executive Compensation Components

The Company’s executive compensation program consists of three primary components: annual base salary, annual incentive cash bonuses and long-term stock incentives. The proportion of each component aligns with energy industry practice for each executive position.

Base Salaries

Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on a review of market salary analyses prepared by the Company’s independent compensation consultant who reports to the Committee Chair. These analyses include salary survey data for comparable executive positions of energy companies of approximately the same size in terms of total revenues and market capitalization located throughout the United States. The Committee also reviews data from the American Gas Association executive compensation survey, which includes gas distribution companies comparable to the Company.

The Committee uses this information as a guide to establish base salaries that are competitive with those paid to executives in similar positions in comparable energy companies as provided in the general survey data provided by the consultant. Generally, it is the Committee’s policy to target executives’ base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant’s analyses. Each executive’s targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such executive’s performance and potential, as well as changes in duties and responsibilities.

Executive Annual Incentive Plan

The Company’s Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved or exceeded, when added to base salaries, are intended to place the Company’s executives’ compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant’s survey data and analyses.

Participation in the Executive Annual Incentive Plan currently is limited to 13 participants selected by the Committee, including eight executive officers. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals. At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals. The results are considered by the Committee in determining the amounts to be awarded, if any.

The amounts of the awards are based on a formula which reflects an allocation between Company and individual performance criteria. The allocation depends upon each executive’s ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 25 percent to 50 percent of base salary if the prescribed Company and individual performance goals are met, or up to 37.5 percent to 75 percent of base salary if these goals are exceeded.

Performance goals established for 2005 focused on strengthening the Company’s financial position. These goals included the achievement of: (1) earnings per share in an amount which the Committee determined would demonstrate above average performance; and (2) several operating goals related to return on new residential customers, customer satisfaction improvement, market share, capital cost management and productivity in serving customers. In combination, these goals measured the Company’s performance in terms of its overall profitability, return on new residential customers, customer satisfaction, market share, the reduction of costs and the achievement of greater efficiency. In determining the awards, the Committee accorded 50 percent of the weight to earnings per share and 50 percent to the combined group of operating goals producing an overall corporate performance factor equal to

102 percent of target. The grant of any award for 2005 was conditioned upon the Company’s 2005 earnings per share exceeding a percentage of the target designated in advance by the Committee and being sufficient to cover the payment of all dividends.

Long-Term Incentives

The long-term portion of the Company’s executive compensation program consists of two components: stock options and performance shares. Stock options provide incentives to executives to increase the Company’s Common Stock price performance, thereby aligning their interests with those of the other common shareholders.

In prior years, the Company typically made stock option grants under the Restated Stock Option Plan every two years, rather than annually. The Committee has determined that, commencing in 2006, such grants will be made annually and would vest over four years rather than three years. These changes were made to better align with competitive practice, and control costs associated with changes in stock option accounting rules. No options were granted to the Named Executive Officers in 2005. The options that were granted to the Named Executive Officers in 2004 are shown in the Summary Compensation Table (page 20). The number of options granted is based upon a combination of several factors, including the stock option component of the independent compensation consultant’s competitive market analysis of long-term incentives, and the Committee’s judgment as to how many options will provide meaningful incentives to executives. In determining the number of options to be granted, the Committee takes into consideration the number of shares available for grant under the Plan, the number of options previously granted and the number of shares then owned by each Named Executive Officer in relation to targeted objectives for stock ownership by executives. Those objectives, contained in the Company’s Corporate Governance Standards, provide the following ownership guidelines for executive officers, expressed as a multiple of each officer’s base salary: (i) two times salary for the Chief Executive Officer, (ii) one and one-half times salary for the Executive Vice President and Senior Vice Presidents, and (iii) one times salary for all other executive officers. These ownership objectives generally are to be attained within five years of being appointed an officer. The Committee annually reviews progress against these objectives.

The second component of long-term compensation is provided through a performance share program pursuant to the Company’s Long-Term Incentive Plan. This program consists of annual awards payable in Company stock, based on the Company’s financial performance over three-year performance cycles. Awards granted by the Committee in 2003 were based on a three-year performance cycle covering the period 2003-2005. The performance measure used to determine incentive awards for this cycle was the Company’s average return on equity during the period covered by the award in relation to pre-established targeted objectives. The return on equity target of 11.25 percent established by the Committee for the three-year cycle was well above the approved regulated return on equity of 10.2 percent. This target was not achieved and no awards were paid for the cycle which concluded on December 31, 2005.

In February 2004, the Committee established new performance criteria that have been used for both the 2004-2006 and 2005-2007 performance periods. For these performance periods, the actual number of performance shares received at the end of the performance period will be determined considering two primary factors. Seventy-five percent of the award is based on the first factor, and 25 percent of the award is based on the second factor. The first factor is Total Shareholder Return (TSR) performance relative to a peer group of 10 gas utility companies. This peer group is used exclusively for this program although some of the companies comprising the peer group are energy companies included in the survey data utilized by the Committee’s consultant. The Company must achieve an average of 6 percent TSR over the three-year period before any awards can be earned. Further, the Company must outperform the middle of the ranked peer companies to earn target awards. The second factor is subjectively determined by the Committee considering milestone performance relative to the goals set forth in the Company’s strategic plan and approved by the Committee prior to the beginning of the cycle.

The Board of Directors is recommending the reapproval of the Long-Term Incentive Plan. See “Proposal 2- Proposed Reapproval of Long-Term Incentive Plan,” below.

Total Remuneration

In addition to an annual review of the cash components discussed above, every two years, at the Committee’s request, the independent compensation consultant conducts a complete review of the total remuneration paid or provided to Company executives in comparison to the total remuneration paid or provided to executives in similar positions with a group of comparable energy and gas utility companies. This review includes salary, annual incentives, equity and long-term incentive compensation, health, welfare and other benefits, and the dollar value and cost to the Company of all perquisites and benefits under the Company’s non-qualified deferred compensation and supplemental retirement plans. Based upon the review conducted in 2005, the Committee has found the total remuneration for the executive officers, including the CEO, to be reasonable and aligned with the Executive Compensation Principles outlined above. Additionally, the Committee actively reviews the compensation of the CEO relative to other executive officers, management, and the average employee and has concluded that relative differences are appropriate. Further, in 2005 the Committee reviewed the full cost of all change in control features contained in executive plans and agreements and found that the estimated costs of those features were in alignment with expectations. The Committee also identified the need to make some adjustments to the definition of change in control to require the consummation of a transaction, rather than only shareholder approval. The Committee will continue to actively monitor each component of total remuneration and make changes to remuneration programs, as necessary.

CEO Compensation

Compensation paid to Mark S. Dodson for the year 2005, as President and Chief Executive Officer, consisted of his base salary and an annual incentive bonus. Mr. Dodson’s 2005 compensation reflects his base salary of $500,000, effective as of March 1, 2005. This base salary was deemed by the Committee and the Board to be appropriate to maintain the competitiveness of his base salary. His compensation also reflects a cash bonus of $300,000 under the Executive Annual Incentive Plan. The 2005 incentive award, which is equal to 61 percent of Mr. Dodson’s 2005 base salary, was based, in part, upon the achievement of the corporate performance goals as described above under the “Executive Annual Incentive Plan” and upon the Committee’s evaluation of Mr. Dodson’s performance in relation to the achievement of pre-established individual performance goals. For 2005, the Company reported earnings of $2.11 a diluted share and net income applicable to common stock of $58.1 million. In combination with the operating performance criteria, 2005 results met performance goals established for the year. The Committee determined that the achievements made with respect to these corporate performance goals, together with Mr. Dodson’s overall accomplishments for the year, warranted the bonus awarded to Mr. Dodson for 2005. Considering the competitive market analysis of long-term incentive opportunities, in early 2005 the Committee awarded Mr. Dodson 10,000 performance shares for the three-year cycle beginning January 1, 2005. See “Long-Term Incentive Plan – Awards In 2005,” on page 21.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally limits to $1 million per person the amount that the Company may deduct for compensation paid in any year to any individual who, on the last day of the taxable year, is its chief executive officer or is among its four highest compensated officers (other than the chief executive officer). Certain exceptions to this limitation apply to so-called “performance-based compensation.” The Company does not expect the sum of the base salary, annual cash incentive bonus and other relevant compensation paid to any executive officer to exceed $1 million in any year. In the event that in the future the Company determines that an executive’s annual compensation may approach or exceed this limitation, it will consider the use of this exception to the limitation under Code Section 162(m) as it has in the case of stock options and the non-discretionary portion of long-term incentive awards as described below.

It is the Company’s policy generally to grant options that meet the requirements of the Code and the regulations thereunder so that any such compensation recognized by an optionee will be fully deductible performance-based compensation. The shareholders have previously approved the Restated Stock Option Plan and the Long-Term Incentive Plan to comply with the performance-based compensation requirements of Code Section 162(m) so that compensation received on the exercise of options granted under this Plan would not be subject to the $1 million limitation. In 1996, the Committee determined that option grants would henceforth generally be Non-Statutory Stock Options for which the Company will receive a tax deduction upon exercise.

The non-discretionary portion of performance share awards under the Long-Term Incentive Plan are also generally intended to meet the “performance-based compensation” requirements of the Code and regulations so that any compensation paid under those awards will be fully deductible. However, the discretionary portion of the Long-Term Incentive Plan performance share awards would not qualify for this tax deduction and it is not expected that this would cause non-deductible compensation to exceed $1 million.

Respectfully submitted on February 22, 2006 by the Organization and Executive Compensation Committee of the Board of Directors:

Russell F. Tromley, Chair	Timothy P. Boyle
C. Scott Gibson	Kenneth Thrasher

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return, assuming reinvestment of dividends at the end of the month during which they were paid, on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s (S&P) SmallCap 600 Index and the S&P Utilities Index for the period of five years commencing December 31, 2000 and ended December 31, 2005. The S&P Utilities Index encompasses companies considered electric, gas or water utilities, or companies that operate as independent producers and/or distributors of power.

2005 AND 2004 AUDIT FIRM FEES

The following table shows the fees that the Company paid or accrued for the audit and other services provided by PricewaterhouseCoopers LLP for the fiscal years 2005 and 2004:

	2005	2004
Audit Fees	$679,280	$961,049
Audit-Related Fees	42,781	33,750
Tax Fees	47,224	17,358
All Other Fees	1,575	3,600

Total	$770,860	$1,015,757

Audit Fees

This category includes fees for services rendered for the audit of the annual financial statements included in the Form 10-K and the review of the quarterly financial statements included in the Forms 10-Q. The amount includes $378,119 in 2005 and $731,800 in 2004 for the review of the Company’s internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, amounts include fees for statutory filings and audits, issuance of consents and comfort letters relating to the registration of Company securities and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

These fees and expenses include required audits of the Company’s Retirement Plans and its Retirement K Savings Plan. The fees and expenses for the audit of the Company’s Retirement Plans were paid by the Trustee of the Company’s Retirement Trust.

Tax Fees

This category includes fees for tax compliance, tax planning and tax advice.

All Other Fees

The category relates to services other than those described above. In 2005, this amount relates to payments for an accounting research tool and seminar fees. In 2004, this amount relates to a letter required for the installation of a combined heat and power project and the license of an accounting research tool. All fees in this category were pre-approved by the Audit Committee. See “Report of Audit Committee,” below.

Pre-Approval Policy for Audit and Non-Audit Services

For 2006, the Audit Committee approved services for audit, audit-related and tax services, including audit services relating to compliance with Section 404 of the Sarbanes-Oxley Act. As of February 23, 2006, there were no other services pre-approved by the Audit Committee. The chair of the Audit Committee is authorized to pre-approve non-audit services between meetings of the Audit Committee and must report such approvals at the next Audit Committee meeting. See “Report of Audit Committee,” below.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the Committee) is responsible for providing independent, objective oversight of the Company’s accounting functions, financial reporting and internal controls. The Committee is solely responsible for the engagement of the independent registered public accounting firm on behalf of the Company, and the independent auditor reports to the Committee. The Committee acts under a written charter, amended as of July 22, 2004, to ensure compliance with applicable laws and regulations. The charter is reviewed annually by the Committee and is available on the Company’s website at www.nwnatural.com. Each of the members of the Committee is independent as defined by current New York Stock Exchange listing standards and the Company’s Director Independence Standards.

The Committee, in accordance with its written charter, oversees the quality and integrity of the Company’s accounting, auditing and financial reporting practices. During fiscal 2005, the Committee discussed the interim financial information in each of the Company’s quarterly reports to the Securities and Exchange Commission (SEC) in special meetings with the Chief Executive Officer, the Chief Financial Officer, the Controller and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, as auditor, prior to filing them with the SEC. In addition, the Chair of the Committee and available Committee members review the Company’s quarterly earnings press release before its dissemination.

During 2005, the Committee reviewed disclosure controls and procedures designed to ensure the continuing integrity of the Company’s financial reports and the Company’s compliance with corporate governance mandates, including Committee oversight of the Company’s assessment of its internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 with the Company’s management and the independent auditor. As part of its review, the Committee discussed the Company’s critical accounting policies and matters of judgment and estimates used in the preparation of the financial statements included in the Company’s 2005 Annual Report on Form 10-K. In addition, the Committee discussed with the independent auditor those matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communications with Audit Committees, and Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements. Management is responsible for the financial statements and the reporting process, including a report on the Company’s internal controls over financial reporting. The independent auditor is responsible for expressing an opinion as to whether the financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States, as well as expressing an opinion on (i) management’s assessment of the effectiveness of Company’s internal controls over financial reporting and (ii) the effectiveness of internal controls over financial reporting.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditor a formal written statement describing all relationships and non-audit services between the independent auditor and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, as amended, Independence Discussions with Audit Committees. In this regard, the Committee considered whether or not the provision of non-audit services by the independent auditor for the year 2005 is compatible with maintaining the independence of the firm.

In February 2005, the Committee pre-approved certain non-audit services performed by the Company’s independent auditor and affirmed its procedure for the pre-approval of any future non-audit services performed by its independent auditor during the 2005 audit. On February 23, 2006, the Committee pre-approved specific services to be performed by the independent auditor in 2006, including audit, audit-related and tax services, and established its procedure for pre-approval of all other services to be performed by the independent auditor in 2006. The Committee determined that:

•	For proposed non-audit services, Company management will submit to the Committee the list of non-audit services that it recommends the Committee engage the independent auditor to provide;

•	The Committee will review and consider for approval the list of permissible non-audit services and the budget for such services;

•	The Committee will be informed routinely by management as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process; and

•	The Director of Internal Auditing will be responsible for reporting at least annually to the Committee all independent auditor fees against the pre-approved budget for such services.

The chair of the Committee is authorized to pre-approve non-audit services between meetings of the Committee and must report such approvals at the next Committee meeting.

The Committee also discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also completed its annual assessment of the independent auditor’s and internal auditor’s performance. The Committee discussed with management, the internal auditors and the independent auditor the quality, adequacy and effectiveness of the Company’s internal controls over financial reporting, and the organization, responsibilities, budget and staffing of the internal audit function. The Committee reviewed with both the independent auditor and the internal auditors their respective audit plans, audit scopes and identification of audit risks.

The Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors (and the Board has approved and directed) that the audited financial statements be included in Northwest Natural Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted on February 23, 2006 by the Audit Committee of the Board of Directors:

John D. Carter, Chair	Tod R. Hamachek
Martha L. “Stormy” Byorum	Russell F. Tromley
Richard L. Woolworth

PROPOSAL 2 – PROPOSED REAPPROVAL OF LONG-TERM INCENTIVE PLAN

In December 2000, the Board of Directors adopted, and, in May 2001, the shareholders approved, the Company’s Long-Term Incentive Plan (the Plan). The Plan gives the Board broad authority to make long-term stock incentive awards and, in its discretion, to qualify such awards as “performance-based compensation” as defined under Section 162(m) of the Internal Revenue Code of 1986 (the Code), thereby permitting full deductibility of any amounts paid under such awards to the Named Executive Officers. The Code requires that the Plan be reapproved by the shareholders at least once every five years in order for awards under the Plan to continue to qualify as performance-based compensation, and the Plan is being submitted to shareholders for that reason. No amendments to the Plan are proposed. The material terms of the Plan are described below, and a complete copy of the Plan is attached to this Proxy Statement as Appendix A.

Eligibility

All employees, officers and directors of the Company and its subsidiaries are eligible to receive awards under the Plan.

Shares Available

The Plan provides that not more than 500,000 shares of Common Stock may be issued pursuant to the Plan. Since the Plan was adopted in 2001, a total of 5,000 restricted shares have been issued under the Plan, and target awards for a total of 105,000 shares are currently outstanding under the Plan.

Administration

The Plan states that it is administered by the Board of Directors, which may adopt rules and regulations for the operation of the Plan and generally supervises the administration of the Plan. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both, authority to administer the Plan, except that only the Board of Directors may amend, modify or terminate the Plan. The Board of Directors has delegated to the Organization and Executive Compensation Committee (the Committee) general authority for making awards under the Plan. The Committee determines individuals to whom awards are made under the Plan and the terms of any such awards.

Term of Plan

The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

Stock Bonus Awards

The Committee may award Common Stock as a stock bonus under the Plan. The Committee may determine the persons to receive awards, the number of shares to be awarded and the time of the award. No cash consideration (other than tax withholding amounts) will be paid by employees to the Company in connection with stock bonuses. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded. Restrictions may include restrictions concerning transferability and forfeiture of the shares. Stock bonus shares which are forfeited to the Company are again available for issuance under the Plan.

Restricted Stock

The Plan provides that the Company may issue restricted shares in such amounts, for such consideration (including promissory notes and services), subject to such restrictions and on such terms as the Committee may determine. Restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares. Restricted shares that are forfeited to or repurchased by the Company are again available for issuance under the Plan.

Performance-based Awards

The Committee may grant Performance-based Awards denominated either in Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the award are met and the employee satisfies any other restrictions established by the Committee. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges. Performance-based Awards may be paid in cash or Common Stock and may be made as awards of restricted shares subject to forfeiture if performance goals are not satisfied, as determined by the Committee. No employee may receive in any fiscal year Performance-based Awards denominated in Common Stock under which the aggregate amount payable under the Awards exceeds the equivalent of 50,000 shares of Common Stock or Performance-based Awards denominated in dollars under which the aggregate amount payable under the Awards exceeds $1,000,000. The payment of a Performance-based Award in cash will not reduce the number of shares reserved under the Plan.

Changes in Capital Structure

The Plan provides that if the outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, stock dividend or recapitalization, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Plan.

Tax Consequences

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code. Absent an election under Section 83(b), an employee who receives substantially nonvested stock in connection with performance of services will realize taxable income in each year in which a portion of the shares substantially vest. The Company will generally be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any individual who, on the last day of the taxable year, is its chief executive officer or is among its four highest compensated officers (other than the chief executive officer). Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit if the performance-based award and the plan meet certain requirements. One such requirement is shareholder approval at least once every five years of the performance criteria upon which award payouts will be based and the maximum amount payable under awards, both of which are set forth in Section 8 of the Plan. Approval of this proposal will constitute reapproval of the performance criteria and maximum amounts under the Plan previously approved by shareholders. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of Performance-based Awards granted under the Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Plan Benefits

In 2005, the Company granted Performance-based Awards under the Plan to the Named Executive Officers, the terms of which are summarized in the table set forth above under “EXECUTIVE COMPENSATION—Long-Term Incentive Plan – Awards in 2005.” In total, the Company granted Performance-based Awards in 2005 on the same terms to all current executive officers as a group at an aggregate target award level of 27,000 shares, and to all other employees as a group at an aggregate target award level of 8,000 shares.

Vote Required

Reapproval of the Plan by the shareholders will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and entitled to vote on the matter at the Annual Meeting. Abstentions have the effect of “no” votes in determining whether the Plan is reapproved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 3 – PROPOSED AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN

In 1967, the Board of Directors adopted and the shareholders approved the Company’s Employee Stock Purchase Plan (the ESPP). The ESPP was amended in 1968, 1976, 1980, 1996 and 2000. A total of 800,000 shares of the Company’s Common Stock have been reserved for issuance under the ESPP. At March 17, 2006 only 75,803 shares were available for future issuance under the ESPP.

On February 23, 2006, the Board of Directors adopted, subject to shareholder approval, amendments to the ESPP that would:

•	increase the number of shares authorized to be issued under the ESPP from 800,000 to 1,000,000 shares; and
•	facilitate the administration of the ESPP by providing (1) that employees who work less than 20 hours per week, as opposed to 20 hours or less, are excluded from participating and (2) that the purchase price for shares be rounded up to a full penny rather than to the nearest one-tenth of a dollar.

The purposes of the ESPP are to encourage employees to become shareholders in the Company, to stimulate increased interest on their part in the affairs of the Company, to afford them the opportunity to share in the earnings and growth of the Company and to promote systematic savings by them. The proposed amendments are intended to further these purposes. The material terms of the ESPP, as proposed to be amended, are described below, and a complete copy of the ESPP, marked to show the proposed amendments, is attached to this Proxy Statement as Appendix B. The following description is qualified in its entirety by reference to Appendix B.

Summary of the ESPP

The ESPP provides for offerings of the Company’s Common Stock to eligible employees at the times and in the amounts determined by the Board of Directors. The Board of Directors intends to continue its practice of making annual offerings under the ESPP. The price of each offering will equal 85 percent of the fair market value of the Common Stock on the date of that offering, rounded up to a full penny.

All active employees employed by the Company for at least 6 months and whose customary employment is at least 20 hours per week and 5 months per year (including officers and directors who are employees) are eligible to participate in the ESPP. However, no employee may participate if he or she owns, or through any subscription will acquire, sufficient Common Stock to give him or her 5 percent or more of the total combined voting power or value of all classes of stock of the Company. At March 1, 2006, approximately 1,259 employees were eligible to participate in the ESPP.

An eligible employee may participate by subscribing for shares within a prescribed period after each offering. Each participant may subscribe for a maximum of 900 shares per offering. If any offering is oversubscribed, the shares offered will be allocated among the participants.

Payment for shares purchased under the ESPP is made through payroll deductions within a period of not less than 6 months from the offering date. The maximum period under the Plan for payment for shares is 27 months, although the Board of Directors typically limits the offering periods consistent with its practice of allowing employees to make payroll deductions over a 12-month period. A participant may terminate participation in an offering at any time before the twentieth day preceding the end of the offering period.

Shares subscribed for in any offering will be purchased at the end of the offering period. Prior to that time, contributions are held by the Company for the participant. There are no restrictions upon the disposition of shares purchased through the ESPP.

None of the participants’ rights under the ESPP are assignable or transferable. The right to participate in, and any subscription under, the ESPP, terminates upon the termination of employment.

The Board of Directors, without shareholder approval, may amend, modify, suspend or terminate the ESPP at any time without notice, but it may not, without the affected employee’s written consent, adversely affect any existing subscription or offering, and it may not amend the ESPP, without shareholder approval, to change the number of shares authorized to be offered (otherwise than to reflect a change in capitalization, such as a stock dividend or stock split), decrease the offering price below 85 percent of fair market value or change the eligibility requirements.

Tax Consequences

The Plan is an “employee stock purchase plan” under Section 423 of the Code. In the event of a disposition within one year after acquisition by the participant of the shares or within two years after they were offered under the ESPP, the participant would recognize ordinary income at the time of disposition in an amount equal to the difference between the fair market value of the shares at the time of their purchase by the participant and the price at which such shares were offered under the Plan. This ordinary income would be added to the participant’s cost basis in determining gain or loss on a sale, which would generally be capital gain or loss. If held for a period in excess of these limitations, gain or loss upon a sale of shares purchased under the Plan is treated as capital gain or loss, except that any gain is treated as ordinary income to the extent of the difference between the fair market value of the shares at the time of offering and the offering price.

Purchases under the ESPP

The following table indicates shares purchased under the ESPP during the last fiscal year by the Named Executive Officers, by all executive officers as a group and by all employees (excluding executive officers) as a group:

Name	Number of Shares Purchased in 2005	Dollar Value(1)
Mark S. Dodson	788	$3,782
Gregg S. Kantor	400	1,920
Lea Anne Doolittle	446	2,141

All Executive Officers (5 persons)	2,357	11,314
All employees, excluding Executive Officers	28,539	136,987

(1)	“Dollar Value” equals the difference between the price paid for shares purchased under the ESPP and the fair market value of the shares on the offering date.

Vote Required

Approval of the ESPP amendments by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 4 – PROPOSED RESTATEMENT OF THE RESTATED ARTICLES OF INCORPORATION

The Company last restated its Articles of Incorporation in 1988. At that time, the Restated Articles of Incorporation included the terms of six outstanding series of Preferred Stock and one outstanding series of Preference Stock. Subsequent to 1988, the Articles of Incorporation were amended by action of the Board of Directors to add terms for one additional series of Preferred Stock and one additional series of Preference Stock. Over the years, all outstanding series of Preferred Stock and Preference Stock were redeemed by the Company, and now there are no shares of either Preferred Stock or Preference Stock outstanding. The Articles of Incorporation currently include many pages of terms of these series of Preferred Stock and Preference Stock that were previously issued and redeemed, and that cannot be issued again. Under Oregon law, these provisions cannot be deleted from the Articles of Incorporation without shareholder approval. Starting with the goal of eliminating these outdated provisions, the Company has identified several other non-substantive changes to streamline or clarify the Articles of Incorporation.

The Board of Directors has adopted, and recommended to the shareholders for their approval, revised Restated Articles of Incorporation of the Company. A complete copy of the proposed Restated Articles of Incorporation, marked to show changes from the current Restated Articles of Incorporation, is attached to this Proxy Statement as Appendix C. The proposed amendments are summarized as follows:

•	Eliminate all provisions setting forth terms of previously issued and redeemed series of Preferred Stock and Preference Stock, as discussed above.
•	Eliminate all provisions regarding Preferred Stock and change the name of the Preference Stock to Preferred Stock. The current Restated Articles of Incorporation authorize the Board of Directors to designate and issue series of both Preferred Stock and Preference Stock. The Preferred Stock is senior to the Preference Stock on payment of dividends and on liquidation of the Company, while the Preference Stock provides somewhat greater flexibility to the Board of Directors in setting the terms of each series. For relative simplicity, the proposed Restated Articles of Incorporation provide for only one class of Preferred Stock substantially on the terms of the existing Preference Stock. There are currently 1,500,000 authorized, unissued shares of Preferred Stock and 2,000,000 authorized, unissued shares of Preference Stock; the proposed Restated Articles of Incorporation combine those amounts into 3,500,000 authorized shares of Preferred Stock.
•	Provide that all series of Preferred Stock (formerly known as Preference Stock) do not need to be of equal rank in payment of dividends and on liquidation, thereby giving the Board of Directors authority to establish relative preferences of series of Preferred Stock.
•	Eliminate references to par value of both the Common Stock and the Preferred Stock, as the concept of par value no longer has any meaning under Oregon corporate law.
•	Eliminate detailed provisions on the redemption procedure for Preferred Stock, as those details can be specified by the Board of Directors when establishing individual series.

Vote Required

Approval of the Restated Articles of Incorporation by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 5 – PROPOSED AMENDMENT TO ARTICLE IV OF THE RESTATED ARTICLES OF INCORPORATION

Article IV of the Company’s Restated Articles of Incorporation contains provisions regarding the number of directors, the division of directors into classes, and the election and removal of directors. The last sentence of subsection A.2 of Article IV states with respect to directors elected by the board to fill vacancies that:

“The term of a director elected to fill a newly created directorship or any other vacancy shall expire at the same time as the terms of the other directors of the class in which that vacancy occurred.”

After Article IV was adopted, Oregon law was amended to provide that the term of a director elected by the directors to fill a vacancy ends at the next annual meeting of shareholders. Accordingly, the sentence quoted above is inconsistent with current Oregon law.

The Board of Directors has adopted, and recommended to the shareholders for their approval, an amendment to the Restated Articles of Incorporation under which the above-quoted sentence would be deleted. Section C. of Article IV provides that any amendment of Article IV requires the affirmative vote of two-thirds of the outstanding Common Stock. Because this supermajority vote requirement is considerably higher than the vote requirement for the various other amendments to the Restated Articles of Incorporation covered in Item 4 above, the Board of Directors has provided for this proposed amendment of Article IV to be voted on separately so that the other amendments to the Restated Articles of Incorporation may be approved even though the two-thirds vote requirement for this proposal is not satisfied. Accordingly, this amendment is in addition to the various amendments set forth in the proposed Restated Articles of Incorporation to be voted on by the shareholders as set forth in Item 4 above.

Vote Required

Approval of the proposed deletion of the last sentence of subsection A.2 of Article IV of the Restated Articles of Incorporation by the shareholders will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Company. Abstentions and broker non-votes therefore have the effect of “no” votes in determining whether the proposed amendment is approved.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL 6 – RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At a meeting held February 23, 2006, the Audit Committee of the Board of Directors appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, to audit the books, records and accounts of the Company for fiscal year 2006. The Board of Directors recommends that the shareholders ratify this appointment.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the ratification of PricewaterhouseCoopers LLP as independent auditors for 2006 will require that the votes cast in favor of their ratification exceed the votes cast against their ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for independent auditors.

The Board of Directors recommends a vote “FOR” this proposal.

OTHER MATTERS

Management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

Consolidation Services Provided

The consolidation of an individual’s multiple proxy cards into one envelope is a service the Company provides based on Social Security Number or Tax ID Number match.

If you received a consolidated mailing this year and you would like to receive a separate annual report or proxy statement for each account with the same Social Security Number, please submit your request to Shareholder Services, 220 NW Second Avenue, Portland, OR 97209-3991 or call (800) 422-4012, ext. 3412. The Company will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

2007 ANNUAL MEETING OF SHAREHOLDERS

The 2007 Annual Meeting of Shareholders is scheduled to be held in Portland, Oregon on Thursday, May 24, 2007. Securities and Exchange Commission proxy rules require that any shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2007 Annual Meeting of Shareholders must be received at the Company’s principal executive office no later than December 15, 2006.

The Company’s bylaws require shareholders to give the Company advance notice of any proposal to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Secretary of the Company. For any shareholder proposal to be considered at the 2007 Annual Meeting of Shareholders, the shareholder’s notice must be received by the Company’s Secretary no later than February 26, 2007. The Securities and Exchange Commission’s proxy rules allow the Company to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders which is not included in the Company’s proxy statement, if the Company does not have notice of the matter before the deadline established in its bylaws. In addition, discretionary voting authority may generally also be used if the Company receives timely notice of such matter (as described above) and if, in the proxy statement, the Company describes the nature of such matter and how the Company intends to exercise its discretion to vote on such matter.

COMPANY INFORMATION

The Company makes available on its website (www.nwnatural.com), among other things:

•	Corporate Governance Standards;
•	Director Independence Standards;
•	Charters of the Governance, Audit, Organization and Executive Compensation, Finance, Public Affairs and Environmental Policy and Strategic Planning Committees;
•	Code of Ethics;
•	Standards of Conduct; and
•	Financial Code of Ethics.

You may request a copy of these documents, at no cost to you, by writing or calling Shareholder Services, Northwest Natural Gas Company, One Pacific Square, 220 N.W. Second Avenue, Portland, Oregon 97209, telephone 503-226-4211.

Shareholders may communicate with the Chairman of the Board or the non-management directors of the Board by:

•	calling 1-800-541-9967;
•	mailing correspondence to 220 NW Second Avenue, Portland, OR 97209, Attn: Corporate Secretary; or
•	sending an e-mail to directors@nwnatural.com.

Correspondence or other communications received by the Corporate Secretary are forwarded to the chair of the Governance Committee or to the chair of the Audit Committee, as appropriate.

SOLICITATION OF PROXIES

Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone, the Internet or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Georgeson Shareholder Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $7,500 plus reasonable out-of-pocket expenses. Shareholders may assist the Company in avoiding expenses in this connection by voting their proxies promptly.

If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy, or, alternatively, grant your proxy by telephone or the Internet, so that the business of the meeting can be transacted.

By Order of the Board of Directors,

/s/ C. J. Rue
Portland, Oregon	C. J. Rue
April 17, 2006	Secretary

Appendix A

NORTHWEST NATURAL GAS COMPANY

LONG TERM INCENTIVE PLAN

Amended and Restated Effective July 26, 2001

1. Purpose. The purpose of this Long Term Incentive Plan (the “Plan”) is to enable Northwest Natural Gas Company (the “Company”) to attract and retain the services of selected employees, officers and directors of the Company or of any subsidiary of the Company.

2. Shares Subject to the Plan. Subject to adjustment as provided below and in Section 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be awarded under the Plan shall not exceed 500,000 shares. The shares awarded under the Plan may be authorized and unissued shares, reacquired shares or shares purchased on the open market for delivery to participants. If a Performance-based Award granted under the Plan expires, terminates or is cancelled, the shares subject to such Performance-based Award shall again be available under the Plan. If shares sold or awarded as a bonus or Performance-based Award under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

3. Effective Date and Duration of Plan.

(a) Effective Date. The Plan shall become effective as of January 1, 2001. However, all awards under the Plan shall be conditioned on and subject to approval of the Plan by the shareholders of the Company. Subject to this limitation, Performance-based Awards may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

(b) Duration. The Plan shall continue in effect until all shares available for award under the Plan have been delivered to participants and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares awarded under the Plan.

4. Administration.

(a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

(b) Committee. The Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Company, or both (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 10.

5. Types of Awards; Eligibility. The Board of Directors may, from time to time, take the following action, separately or in combination, under the Plan: (i) award stock bonuses as provided in Section 6; (ii) sell shares subject to restrictions as provided in Section 7; and (iii) grant Performance-based Awards as provided in Section 8. An award may be made to any employee, officer or director of the Company or any subsidiary of the Company. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

6. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the payment of a stock bonus, the number of shares reserved for award under the Plan shall be reduced by the number of shares paid as a bonus, less the number of shares withheld or delivered to satisfy withholding obligations.

7. Restricted Stock. The Board of Directors may sell shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares sold under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares sold, together with any other restrictions determined by the Board of Directors. All Common Stock sold pursuant to this Section 7 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.

The certificates representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the sale of restricted stock, the number of shares reserved for award under the Plan shall be reduced by the number of shares sold, less the number of shares withheld or delivered to satisfy withholding obligations.

8. Performance-based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Performance-based Awards”). Performance-based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

(a) Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the “Award Period”).

(b) Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 8(d)). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be delivered to the participant at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

(c) Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

(d) Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 50,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $1,000,000.

(e) Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be received or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

(f) Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for award under the Plan. The number of shares of Common Stock reserved for award under the Plan shall be reduced by the number of shares delivered to the participant upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

9. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares or dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares subject to outstanding Performance-based Awards so that the recipient’s proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the award of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

10. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Section 9, however, no change in an award already granted shall be made without the written consent of the holder of such award.

11. Approvals. The issuance by the Company of authorized and unissued shares or reacquired shares under the Plan is subject to the approval of the Oregon Public Utility Commission and the Washington Utilities and Transportation Commission, but no such approvals shall be required for the purchase of shares on the open market for delivery to participants in satisfaction of awards under the Plan. The obligations of the Company under the Plan are otherwise subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

12. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

13. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date the recipient becomes the holder of record.

Appendix B

NORTHWEST NATURAL GAS COMPANY

EMPLOYEE STOCK PURCHASE PLAN

1. Purposes of the Plan

The purposes of this Employee Stock Purchase Plan are to encourage employees to become stockholders in the Company, to stimulate increased interest on their part in the affairs of the Company, to afford them an opportunity to share in the profits and growth of the Company, and to promote systematic savings by them. These purposes are sought to be accomplished under the Plan by enabling employees to subscribe for and purchase directly from the Company a limited number of the authorized and unissued shares of its Common Stock at a discount from the market price at the time offerings are made, with an opportunity to pay the purchase price in installments, by payroll deductions (including bonus deductions) over a period of not more than 27 months from the offering date. The Plan has been found desirable by the Board of Directors and is believed by management to be advantageous to employees desiring to become holders of Common Stock and in the best interests of the Company. Participation in the Plan is entirely voluntary. Each employee must decide whether it is in his or her best interests to purchase shares of Common Stock under the Plan.

2. Administration

The Plan shall be administered for the Company by the Employee Stock Purchase Plan Committee (the Committee), the membership of which shall be designated from time to time by the President of the Company. The Secretary or an Assistant Secretary of the Company shall serve as a member of the Committee and shall be responsible for recording and maintaining the Committee’s records. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees and legal fees.

3. Employees Eligible to Participate

Regular full-time employees of the Company are eligible to participate in the Plan, including officers but excluding directors not otherwise employed by the Company, and also excluding any employee who, after an offering under the Plan, would own or be deemed (under Section 424(d) of the Internal Revenue Code) to own stock (including stock which may be purchased under outstanding options, if any, or offerings and subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiaries.

A regular full-time employee is one who has been in the employ of the Company for at least six months and who is in the active service of the Company on the date an offering is made under the Plan, excluding, however, any employee whose customary employment is less than 20 hours ~~or less~~ per week or whose customary employment is for not more than five months per calendar year.

4. Method of Participation

Until the number of shares authorized under the Plan is exhausted, there may be an offering or offerings under the Plan each year on a date or dates to be determined beforehand by the Board of Directors. An eligible employee may participate in the Plan by completing a subscription and payroll deduction authorization pursuant to instructions provided by the Company within a number of days after the offering date, not to exceed 90, prescribed by the Board of Directors. The payroll deduction authorization will authorize the Company, or a parent or subsidiary of the Company, to deduct a specific amount from the participating employee’s regular paychecks during the period specified by the Board of Directors and/or a specific amount from any bonus paid to the employee during such period. The participating employee may not specify a regular payroll deduction amount that is less than $20 per month, and the aggregate of the regular deductions and the bonus deduction in any 12-month period must be no more than $21,250. The amount specified by the participating employee will only be deducted from a particular pay or bonus check if the employee has sufficient earnings available. All deductions from regular pay or bonus pay for a participating employee will be credited to the employee’s account under the Plan. An employee may terminate participation in an offering as provided in Section 8, but may not otherwise change or modify the payroll or bonus deduction amount previously specified except in circumstances specified by the Committee. No interest will be paid on the amounts accumulated by the Company or the amounts held in the employee’s account under the Plan.

No employee may purchase more than 900 shares in any offering. No employee will be allowed to subscribe for any shares under the Plan that would permit the employee’s rights to purchase shares under all stock purchase plans (described in Internal Revenue Code Section 423) of the Company and its parent or subsidiaries, to accrue at a rate that exceeds $25,000 of fair market value of the shares (determined at the time such shares are offered) for each calendar year in which the right to subscribe or a subscription is outstanding.

Correspondence relating to the Plan should be forwarded by regular or Company mail to Employee Stock Purchase Plan Committee, Northwest Natural Gas Company, One Pacific Square, Portland, Oregon 97209.

5. Purchase Price

The purchase price of shares of Common Stock offered to employees under the Plan shall be 85% (~~stated~~ rounded up to ~~the nearest~~ a full penny~~one-tenth of one dollar~~) of the fair market value of the Company’s shares of such Common Stock on the date the offering is made. The fair market value of the shares will be the closing price quoted for the Common Stock on the exchange on the trading day immediately before the offering date.

6. Source of Stock and Allocation in Event of Oversubscription

All Common Stock issued under the Plan will come from authorized but unissued shares of Common Stock. A total of ~~800,000~~1,000,000 shares of Common Stock has been reserved for this purpose (or such number of shares of the ~~800,000~~1,000,000 shares or any unissued portion thereof into which such reserved shares may be changed as a result of split-ups or reclassifications of the Common Stock). If any offering is oversubscribed, each employee will be allotted the lesser of (a) the number of shares purchasable by the employee or (b) the number of shares obtained by multiplying the total number of shares available under the Plan by a fraction, the numerator of which is the employee’s account balance and the denominator of which is the sum of all participating employee’s account balances.

7. Purchase of Stock and Delivery

Unless a participant withdraws from an offering under the Plan as provided in Section 8 or unless limited by the second paragraph of Section 4, shares of Common Stock will be purchased automatically with the employee’s contributed payroll and bonus deductions on the last day of the offering period. A transaction statement confirming the issuance in uncertificated form of the shares purchased by the participant shall be delivered to the participant as promptly as practicable after the purchase date. No fractional shares will be issued. Any payroll and bonus deductions accumulated in a participant’s account that are not applied toward the purchase of shares on the purchase date shall be returned to the employee without interest.

8. Termination of Participation

(a) Voluntary Termination of Participation. After an employee has begun participating in an offering under the Plan by initiating payroll deductions, the employee may terminate participation in the offering by delivering written notice to the Company in the form specified by the Company any time before the twentieth day before the end of the offering period. If the employee terminates participation in an offering, accumulated cash contributions in the employee’s account will be returned to the employee without interest. An employee may not reinstate participation in the Plan with respect to a particular offering after terminating participation in the Plan with respect to that offering.

(b) Termination of Employment. If an employee’s employment is terminated for any reason including death, retirement or disability, accumulated cash contributions in the employee’s account will be returned to the employee without interest.

9. Excused Absence

If an employee is granted a leave of absence of 90 days or less, or if an absence of 90 days or less is excused on account of illness, disability, or entering the armed forces, the employee’s participation in an on-going offering will continue for the offering period and deductions will continue to be made from the employee’s pay in each payroll period to the extent there are sufficient funds available in that period. Any absence (including an approved leave of absence or an excused absence) of more than 90 days will be treated as a termination of employment under Section 8(b) unless otherwise determined by the Committee.

10. Rights Not Transferable

The right to purchase shares under the Plan is not assignable or transferable to any person.

11. No Company Repurchases

The Company will not buy back shares that have been purchased by a participating employee under the Plan.

12. Termination or Amendment of Plan

No subscription application will be accepted after all of the shares reserved for purposes of the Plan have been purchased. The Company reserves the right to reject any subscription application not meeting the requirements of this Plan, and the right to abandon, amend, modify, or suspend the Plan at any time without notice, and to revoke or terminate it at any time; provided, however, that no such amendment, revocation, or termination shall, without the employee’s written consent, adversely affect any existing subscription or offering; and provided further that no such amendment of the Plan by the Board of Directors shall change the number of shares authorized to be offered under the Plan as stated in Section 6 hereof (other than a change merely reflecting a change in capitalization such as a stock dividend or stock split up), change the price at which the shares shall be offered under the Plan to a price below that specified in Section 5 hereof, or change or modify the eligibility requirements contained in Section 3 hereof.

No shares may be purchased hereunder if such purchase would constitute a violation of the Securities Act of 1933, as amended, or the regulations promulgated thereunder, or of any other applicable law or regulation. The Company reserves the right to amend any offer made hereunder in any manner which may be necessary to cause the offer to conform with any law applicable thereto or any valid regulation promulgated under any such law, and any such required amendments may be made effective either before or after subscriptions have been received by the Company hereunder. If the terms of the offer shall be amended, however, after a subscription has been received, any employee who does not agree to the amendment may, if so desired, cancel the subscription and the Company thereupon will refund any payment made by the employee thereunder.

Appendix C

RESTATED ARTICLES OF INCORPORATION

OF

NORTHWEST NATURAL GAS COMPANY

(These Restated Articles of Incorporation of Northwest Natural Gas Company supersede its theretofore existing Restated Articles of Incorporation and all amendments thereto.)

ARTICLE I

~~A.~~ The name of this corporation is NORTHWEST NATURAL GAS COMPANY, and its duration shall be perpetual.

ARTICLE II

~~A.~~ The purposes of the corporation are to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

ARTICLE III

A. The aggregate number of shares of capital stock which the corporation shall have authority to issue is 63,500,000 shares, divided into ~~1,500,000~~3,500,000 shares of Preferred Stock ~~without par value, issuable in series as hereinafter provided, 2,000,000 shares of Preference Stock without par value~~, issuable in series as hereinafter provided, and 60,000,000 shares of Common Stock ~~of the par value of $3 1/6 per share~~.

~~B. Each certificate for shares of Common Stock of a par value other than $3 1/6 per share, so long as it remains outstanding, shall evidence and represent an equal number of shares of Common Stock of $3 1/6 par value. Each certificate for shares of the 4.68% Series, 4.75% Series, 6.875% Series or 8% Series of the Preferred Stock of the par value of $ 100 per share, so long as it remains outstanding, shall evidence and represent, respectively, an equal number of shares of the $4.68 Series, $4.75 Series, $6.875 Series or $8 Series of the Preferred Stock, without par value.~~

~~C~~B. A statement of the preferences, limitations and relative rights of each class of capital stock of the corporation, namely, the Preferred Stock~~, the Preference Stock~~ and the Common Stock, of the variations in the relative rights and preferences as between series of the Preferred Stock ~~and as between series of the Preference Stock~~, insofar as the same are fixed by these Restated Articles of Incorporation, and of the authority vested in the board of directors of the corporation to establish series of Preferred Stock and ~~series of Preference Stock and~~ to fix and determine the variations in the relative rights and preferences as between series insofar as the same are not fixed by these Restated Articles of Incorporation, is as follows:

~~Preferred Stock~~

~~1. The shares of the Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the Preferred Stock and all other classes of capital stock of the corporation. To the extent that these Restated Articles of Incorporation shall not have established series of the Preferred~~

~~Stock and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority, and is hereby expressly vested with authority, to divide the Preferred Stock into series and, within the limitations set forth in these Restated Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the Preferred Stock so established. Such action by the board of directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the board of directors so to fix and determine with respect to any series of the Preferred Stock:~~

~~(a)~~	~~The rate of dividend;~~

~~(b)~~	~~The price at which and the terms and conditions on which shares may be redeemed;~~

~~(c)~~	~~The amount payable upon shares in the event of voluntary and involuntary liquidation;~~

~~(d)~~	~~Sinking fund provisions, if any, for the redemption or purchase of shares; and~~

~~(e)~~	~~The terms and conditions, if any, on which shares may be converted if the shares of any series are issued with the privilege of conversion.~~

~~All shares of the Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank, and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (a) through (e) of this subdivision, as to which there may be variations between different series. Except as otherwise may be provided by law, by subdivision III. C. 7., or by the resolutions establishing any series of Preferred Stock in accordance with the foregoing provisions of this subdivision, whenever the written consent, affirmative vote, or other action on the part of the holders of the Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the Preferred Stock as a single class irrespective of series and not by different series.~~

~~2. The holders of shares of the Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the board of directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. C. 1., and no more, payable quarterly on the 15th day of February, May, August and November in each year or on such other date or dates as the board of directors shall determine in the resolutions establishing such series. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the board of directors shall determine, so that if dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined by the board of directors for the respective series, shall not have been paid or declared and set apart. for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Preference Stock or the Common Stock shall be paid or declared and set apart for payment. In the event more than one series of the Preferred Stock shall be outstanding, the corporation, in making any dividend payment on the Preferred Stock, shall make payments ratably upon all outstanding shares of the Preferred Stock in proportion to the~~

~~amount of dividends accumulated thereon to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.~~

~~3. In the event of any dissolution, liquidation or winding up of the corporation, before any distribution or payment shall be made to the holders of the Preference Stock or the Common Stock, the holders of the Preferred Stock of each series then outstanding shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders the respective amounts per share fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. C. 1., and no more. If upon dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of all outstanding shares of Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the entire net assets of the corporation available for distribution shall be distributed ratably to the holders of all outstanding shares of Preferred Stock of all series in proportion to the amounts to which they shall be respectively so entitled. For the purposes of this subdivision, any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the corporation by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a State of the United States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.~~

~~4. (a) Subject to the limitations set forth in subdivision III. C. 9. or fixed and determined in accordance with subdivision III. C. 1., the Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the corporation, at its election expressed by resolution of the board of directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. C. 1. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the board of directors shall determine.~~

~~(b)~~	~~In the event the corporation shall so elect to redeem shares of the Preferred Stock, notice of the intention of the corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty days before the date fixed for redemption to each holder of shares of the Preferred Stock to be redeemed at his address as it shall appear on the books of the corporation, and on and after the date fixed for redemption and specified in such notice (unless the corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.~~

~~(c)~~

~~Contemporaneously with the mailing of notice of redemption of any shares of the Preferred Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the corporation may, if it so elects, deposit the aggregate redemption price~~

~~of the shares to be redeemed with any bank or trust company doing business in The City of New York, New York, or Portland, Oregon, having a capital and surplus of at least $25,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to exercise such redemption, conversion or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.~~

~~(d)~~	~~If the corporation shall have elected to deposit the redemption moneys with a bank or trust company as permitted by subdivision (c) above, any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the corporation, and upon such repayment holders of Preferred Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of redemption, conversion or exchange or otherwise, shall be returned to the corporation forthwith. The corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.~~

~~(e)~~	~~Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preferred Stock.~~

~~5. The holders of shares of the Preferred Stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by subdivisions III. C. 6, 7 and 8. Holders of Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.~~

~~6. (a) If at any time dividends payable on any share or shares of Preferred Stock shall be in arrears in an amount equal to four full quarterly dividends or more per share, a default in preferred dividends for the purpose of this subdivision shall be deemed to have occurred, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all unpaid accumulated dividends on all shares of Preferred Stock shall have been paid to the last preceding dividend period. If and whenever a default in preferred dividends shall occur, a special meeting of shareholders of the corporation shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the total number of shares of Preferred Stock then outstanding. Such meeting shall be called by the secretary of the corporation upon such written request and shall be held at the earliest practicable date upon like notice as that required for the annual meeting of shareholders of the corporation and at the place for the holding of such annual meeting. If notice of such special meeting shall not be mailed by the secretary within thirty days after personal service of such written request upon the secretary of the corporation or within thirty days of mailing the same in the United States of America by registered mail addressed to the secretary at the principal office of the~~

~~corporation, then the holders of at least 10% of the total number of shares of Preferred Stock then outstanding may designate in writing one of their number to call such meeting and the person so designated may call such meeting upon like notice as that required for the annual meeting of shareholders and to be held at the place for the holding of such annual meeting. Any holder of Preferred Stock so designated shall have access to the stock books of the corporation for the purpose of causing a meeting of shareholders to be called pursuant to the foregoing provisions of this subdivision.~~

~~(b)~~	~~At any such special meeting, or at the next annual meeting of shareholders of the corporation for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in preferred dividends shall no longer exist), the holders of the outstanding shares of Preferred Stock, voting separately as a class irrespective of series, shall have the right to elect the smallest number of directors which shall constitute at least one-fourth of the total number of directors of the corporation, or two directors, whichever shall be the greater, and the holders of the outstanding shares of Common Stock, voting as a class, shall have the right to elect all other members of the board of directors, anything herein or in the bylaws of the corporation to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the corporation at any time when such special right to elect directors shall become vested in the holders of the Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.~~

~~(c)~~	~~At any meeting, annual or special, of the corporation, at which the holders of Preferred Stock shall have the special right to elect directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of shares of Preferred Stock then outstanding shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock then outstanding shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if the necessary quorum of the holders of such other class shall be present at such meeting or any adjournment thereof; and provided further, that in the absence of a quorum of holders of shares of any class. a majority of the holders of the shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time, without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but no such adjournment shall be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the corporation or special meeting in lieu thereof.~~

~~(d)~~	~~So long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Preferred Stock may be filled at any meeting of shareholders, annual or special, for the election of directors held thereafter, and a special meeting of shareholders, or of the holders of shares of the Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in preferred dividends shall exist, any vacancy in the office of a director elected by the holders of the Common Stock may be filled by majority vote of the remaining directors elected by the holders of Common Stock.~~

~~(e)~~

~~If and when the default in preferred dividends which permitted the election of directors by the holders of the Preferred Stock shall cease to exist, the holders of the Preferred Stock shall be divested of any special right with respect to the election of directors, and~~

~~the voting power of the holders of the Preferred Stock and of the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Preferred Stock were not paid in full, subject to revesting in the event of each and every subsequent like default in preferred dividends. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority vote of the remaining directors.~~

~~7. So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding, (i) create or authorize any new class of stock ranking prior to the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, or (ii) amend, alter or repeal any of the express terms of the Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof. Notwithstanding the foregoing provisions of this subdivision, if any proposed amendment, alteration or repeal of any of the express terms of any outstanding shares of the Preferred Stock would be substantially prejudicial to the holders of shares of one or more, but not all, of the series of the Preferred Stock, only the written consent or affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of all series so affected shall be required. Any affirmative vote of the holders of the Preferred Stock, or of any one or more series thereof, which may be required in accordance with the foregoing provisions of this subdivision, upon a proposal to create or authorize any class of stock ranking prior to the Preferred Stock or to amend, alter or repeal the express terms of outstanding shares of the Preferred Stock or of any one or more series thereof in a manner substantially prejudicial to the holders thereof may be taken at a special meeting of the holders of the Preferred Stock or of the holders of one or more series thereof called for the purpose, notice of the time, place and purposes of which shall have been given to the holders of the shares of the Preferred Stock entitled to vote upon any such proposal, or at any meeting, annual or special, of the shareholders of the corporation, notice of the time, place and purposes of which shall have been given to holders of shares of the Preferred Stock entitled to vote on such a proposal.~~

~~8. So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding:~~

~~(a)~~

~~issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless (i) the net income of the corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the net income of the property so to be acquired, computed on the same basis as the net income of the corporation) is at least equal to two times the annual dividend requirements on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued, and (ii) the gross income of the corporation available for the payment of interest for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding the issuance of such shares (including, in any case in which such shares are to be issued in connection with the acquisition of new property, the gross income of the property so to be acquired, computed on the same basis as the gross income of the~~

~~corporation) is at least equal to one and one-half times the aggregate of the annual interest requirements on all securities evidencing indebtedness of the corporation, and the annual dividend requirements on all shares of the Preferred Stock and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock, as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; or~~

~~(b)~~	~~issue any shares of the Preferred Stock, or of any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, unless the aggregate of the capital of the corporation applicable to the Common Stock and the surplus of the corporation (paid-in, earned or other, if any) shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation on all shares of the Preferred Stock, and on all shares of all other classes of stock ranking prior to or on a parity with the Preferred Stock as to dividends or upon dissolution, liquidation or winding up, which will be outstanding immediately after the issuance of such shares, including the shares proposed to be issued; provided, however, that if, for the purposes of meeting the requirements of this subdivision, it shall become necessary to take into consideration any surplus of the corporation the corporation shall not thereafter pay any dividends on shares of the Preference Stock or the Common Stock which would result in reducing the aggregate of the capital of the corporation applicable to the Common Stock and the surplus of the corporation to an amount less than the aggregate amount payable, on involuntary dissolution, liquidation or winding up of the corporation, on all shares of the Preferred Stock and of any stock ranking prior to or on a parity with the Preferred Stock, as to dividends or upon dissolution, liquidation or winding up, at the time outstanding.~~

~~In any case where it would be appropriate, under generally accepted accounting principles, to combine or consolidate the financial statements of any predecessor or subsidiary of the corporation with those of the corporation, the foregoing computations may be made on the basis of such combined or consolidated financial statements. Any affirmative vote of the holders of the Preferred Stock, which may be required in accordance with the foregoing provisions of this subdivision, may be taken at a special meeting of the holders of the Preferred Stock called for the purpose, notice of the time, place and purposes of which shall have been given to the holders of the outstanding shares of the Preferred Stock, or at any meeting, regular or special, of the shareholders of the corporation, notice of the time, place and purposes of which shall have been given to the holders of the outstanding shares of the Preferred Stock.~~

~~9. The series of Preferred Stock heretofore established and outstanding on the date of the adoption of these Restated Articles of Incorporation, together with a statement of the rights and preferences of each series, are as follows:~~

~~$4.68 Series~~

~~(a) The Preferred Stock $4.68 Series, of which 18,600 shares were outstanding at the time of the adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~the rate of dividend of shares of said Series shall be $4.68 per annum; the dividend payment dates shall be the 15th days of February, May, August and November in each year except that the date of payment of the first dividend shall be November 15, 1963; and dividends shall be cumulative from the date of issue;~~

~~(ii)~~	~~the price at which shares of said Series may be redeemed shall be $105 per share if the date of redemption is on or prior to July 31, 1968; $103 per share if the date of redemption is after July 31, 1968 and on or prior to July 31, 1971; $101 per share if the date of redemption is after July 31, 1971 and on or prior to July 31, 1974; and $100 per share if the date of redemption is after July 31, 1974; in each case plus unpaid accumulated dividends, if any, to the date of redemption; provided, however, that no shares of said Series may be redeemed on or prior to July 31, 1968, in whole or in part by the use, directly or indirectly, of the proceeds from the issuance of any class or series of Preferred Stock of the corporation bearing an effective dividend rate (calculated in accordance with acceptable financial practice) that is less than $4.68 per annum;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation shall be an amount equal to the then applicable redemption price of shares of said Series plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a purchase fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) will each year, beginning in 1966, so long as any shares of said Series are outstanding, make an offer, in the manner hereinafter specified, to the holders of shares of said Series, to purchase on June 15 in each such year, 1,800 shares of said Series at $100 per share and accumulated dividends up to such June 15 (hereinafter called “$4.68 Series Purchase Offer”); provided, however, that (i) if in any year the net income of the corporation for the preceding calendar year (which net income shall be determined in accordance with the requirements of the regulatory authority of the State of Oregon having jurisdiction of the corporation and after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be less than half the sum of $180,000 plus the maximum obligation, expressed in dollars, due during the year in which such $4.68 Series Purchase Offer is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to offer to purchase shares of said Series in such year shall be limited to such amount as it shall in its sole discretion determine; and (ii) if in any year the amount of such net income of the corporation for the preceding calendar year (after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be not less than half, and not equal to, the sum of $180,000 plus the maximum obligation, expressed in dollars, due during the year in which such $4.68 Series Purchase Offer is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to offer to purchase shares of said Series in such year shall be the proportion of said amount so determined which $180,000 bears to the maximum aggregate of all sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any Preferred Stock of the corporation. The total number of shares to be purchased and the number of shares to be purchased from any holder shall be adjusted to the nearest full share so that~~

~~fractional shares need not be purchased. The obligation of the corporation to make annually the $4.68 Series Purchase Offer and to purchase shares of said Series tendered for sale in accordance with the terms thereof, hereinafter is referred to as the “$4.68 Series Purchase Fund Obligation” and is subject to the terms and conditions hereinafter set forth.~~

~~(2)~~	~~Beginning on or prior to April 30, 1966, and on or prior to April 30 in each year thereafter, the corporation shall deliver to the Transfer Agent for said Series a certificate signed by the president or a vice president or the treasurer or an assistant treasurer of the corporation stating (i) (a) whether or not the corporation’s obligation, expressed in dollars, to offer to purchase shares of said Series is limited by reason of subdivision ( I ) (ii) above, and if so, the amount of such obligation as so limited, and (b) the number of shares of said Series for which a $4.68 Series Purchase Offer is to be made by the corporation in such year, or (ii) that the net income of the corporation for the preceding calendar year was such that the corporation has no $4.68 Series Purchase Fund Obligation in the current year, or (iii) that the making of a $4.68 Series Purchase Offer by the corporation, in the opinion of counsel for the corporation accompanying such certificate, would be contrary to an applicable law or to a rule or regulation of a governmental authority having jurisdiction in the premises; provided, however, that if, on April I of any year, there are not funds legally available, in the opinions of the signer of such certificate and of counsel for the corporation accompanying such certificate, for the payment of the current $4.68 Series Purchase Fund Obligation, the corporation may presume for the purposes hereof that the making of a $4.68 Series Purchase Offer would be contrary to an applicable law,~~

~~(3)~~	~~If the certificate filed in any such year shall state that a $4.68 Series Purchase Offer is to be made in such year, the Transfer Agent for said Series with whom such certificate is filed shall, on or prior to May 15 of such year, cause to be mailed to the holders of record of the shares of said Series at the close of business on the May I preceding such mailing (or, if the board of directors of the corporation has declared a dividend on the shares of said Series, payable on May 15, to the holders receiving such dividend payment at the time of mailing such dividend payment checks), a notice, in the name of the corporation, that the corporation will on June 15 of such year accept tenders of shares required to satisfy the $4.68 Series Purchase Fund Obligation then due at $100 per share and accumulated dividends to such June 15; provided, however, that such tender must be received by the Transfer Agent not later than the close of business on the fifth full business day preceding such June 15 and that such tender must be irrevocable until the close of business on June 16 of such year. Tenders may be accepted regardless of whether the holder so tendering held shares of said Series at the time notice was given. The corporation may require, and in such event said notice shall specify, that each offer to sell shares of said Series shall be accompanied by the certificate or certificates for the shares so offered, the signature of the holder thereof to be guaranteed by a bank or trust company (not a savings bank) or by a firm having membership in the New York Stock Exchange, together with evidence satisfactory to the Transfer Agent of the right of the holder of such shares to so sell the same to the corporation. The decision of counsel for the corporation as to the right of the holder of such shares to sell the same to the corporation shall control and be conclusive. Any offer to sell shall be subject to acceptance in whole or in part.~~

~~(4)~~

~~In any year in which a $4.68 Series Purchase Offer is made, the Transfer Agent for said Series shall on June 15 of such year, on behalf of the corporation, accept tenders to sell shares of said Series received by it up to the full number of shares~~

~~covered by the $4.68 Series Purchase Offer subject to the limitations on expenditures set forth in the certificate delivered to the Transfer Agent. If more shares are properly tendered pursuant to any annual $4.68 Series Purchase Offer than are to be purchased, the Transfer Agent shall accept the tender of such number of shares of each tendering shareholder as will bear the same ratio to the total number of shares to be purchased, as the number of shares of said Series held of record by such tendering shareholder bears to the aggregate number of shares of said Series held of record by all tendering shareholders. If one or more holders tender less than their proportionate share so that any of the number of shares to be purchased remain unallocated after apportionment among tendering shareholders on the foregoing basis the shares then remaining unallocated shall be again apportioned on the same basis among any excess tenders and such process shall be repeated until tenders have been accepted for the full number of shares to be purchased.~~

~~(5)~~	~~On or prior to June 15 in each year in which a $4.68 Series Purchase Offer shall have been made, the corporation shall deposit with the Transfer Agent for said Series cash sufficient to purchase those shares of said Series, if any, accepted for purchase pursuant to the $4.68 Series Purchase Offer made in such year. The Transfer Agent shall, on or before the next succeeding June 20, return to the corporation any funds deposited with it and not used or required to purchase shares of said Series, pursuant to the $4.68 Series Purchase Offer for such year. The $4.68 Series Purchase Fund Obligation in any year shall be deemed to be fully satisfied if the corporation shall have complied with these provisions notwithstanding that the total number of shares purchased by it shall be less than the total number of shares covered by the $4.68 Series Purchase Offer for that year because insufficient offers to sell were received by it. The $4.68 Series Purchase Fund Obligation shall not be cumulative.~~

~~(6)~~	~~Shares of said Series, purchased pursuant to any $4.68 Series Purchase Offer, shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation.~~

~~(7)~~	~~Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the board of directors or the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the dates applicable to said Series and in the event there is a deficiency in funds legally available to meet the total obligation due on any date for said Series and any other series of Preferred Stock of the corporation, the funds actually available, if any, or the total number of shares of said Series which the corporation may offer to purchase, shall be prorated between said Series and such other series of Preferred Stock so that the percentage allocated to any particular preferred stock shall correspond with its portion of the total amount due.~~

~~(8)~~

~~After June 15, 1966, so long as any shares of said Series shall be outstanding, no dividends on the Preference Stock or the Common Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, be declared and set apart for payment unless the $4.68 Series Purchase Fund Obligation applicable~~

~~to the June 15 immediately preceding the declaration of such dividend shall have been fully met, in that the corporation has offered to purchase 1,800 shares of said Series and has purchased or has available funds to purchase, pursuant to such $4.68 Series Purchase Offer, such 1,800 shares at $100 per share plus accumulated dividends to such June 15.~~

~~(9)~~	~~Whenever any of the dates mentioned with respect to the $4.68 Series Purchase Offer or $4.68 Series Purchase Fund Obligation shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

~~$4.75 Series~~

~~(b) the Preferred Stock $4.75 Series, ofwhich20,485 shares were outstanding at the time of the adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~the rate of dividend of shares of said Series shall be $4.75 per annum of the par value thereof; the dividend payment dates shall be the 15th days of February, May, August and November in each year except that the date of payment of the first dividend shall be May 15, 1964; and dividends shall be cumulative from the date of issue;~~

~~(ii)~~	~~the price at which shares of said Series may be redeemed shall be $105 per share if the date of redemption is on or prior to January 31, 1969; $103 per share if the date of redemption is after January 31, 1969 and on or prior to January 31, 1972; $101 per share if the date of redemption is after January 31, 1972 and on or prior to January 31, 1975; and $100 per share if the date of redemption is after January 31, 1975; in each case plus unpaid accumulated dividends, if any, to the date of redemption; provided, however, that no shares of said Series may be redeemed on or prior to January 31, 1969; in whole or in part by the use, directly or indirectly, of the proceeds from the issuance of any class or series of Preferred Stock of the corporation bearing an effective dividend rate (calculated in accordance with acceptable financial practice) that is less than $4.75 per annum;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation shall be an amount equal to the then applicable redemption price of shares of said Series plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a purchase fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) will each year, beginning in 1967, so long as any shares of said Series are outstanding, make an offer, in the manner hereinafter specified, to the holders of shares of said Series, to purchase on June 15 in each such year, 1,800 shares (less that number of shares, if any, surrendered in accordance with the provisions of the following subdivision) of said Series at prices up to but not exceeding $100 per share and accumulated dividends up to such June 15 (hereinafter called “$4.75 Series Purchase Offer”); provided, however, that (i) if in any year the net income of the corporation for the preceding calendar year (which net income shall be determined in accordance with the requirements of the regulatory authority of the State of Oregon having jurisdiction of the corporation and after deducting from such net income one year’s~~

~~dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be less than half the sum of $180,000 plus the maximum obligation, expressed in dollars, due during the year in which such $4.75 Series Purchase Offer is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to offer to purchase shares of said Series in such year shall be limited to such amount as it shall in its sole discretion determine; and (ii) if in any year the amount of such net income of the corporation for the preceding calendar year (after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be not less than half, and not equal to, the sum of $180,000 plus the maximum obligation, expressed in dollars, due during the year in which such $4.75 Series Purchase Offer is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to offer to purchase shares of said Series in such year shall be the proportion of said amount so determined which $180,000 bears to the maximum aggregate of all sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any Preferred Stock of the corporation. The total number of shares to be purchased and the number of shares to be purchased from any holder shall be adjusted to the nearest full share so that fractional shares need not be purchased. The obligation of the corporation to make annually the $4.75 Series Purchase Offer and to purchase shares of said Series tendered for sale in accordance with the terms thereof, is hereinafter referred to as the “$4.75 Series Purchase Fund Obligation” and is subject to the terms and conditions hereinafter set forth.~~

~~(2)~~	~~In addition to or in lieu of making a $4.75 Series Purchase Offer, the $4.75 Series Purchase Fund Obligation may also be satisfied in whole or in part by the surrender by the corporation for cancellation to the Transfer Agent for said Series, on or before June 15 of the year as to which the $4.75 Series Purchase Fund Obligation being met with such surrender is applicable, of shares of said Series theretofore acquired by the corporation; shares so surrendered in excess of 1,800 shares shall be credited to the $4.75 Series Purchase Fund Obligation of the next succeeding year or years. Such surrender, however, shall not reduce the corporation’s obligation expressed in dollars to offer to purchase said Series pursuant to subdivision ( I ) (ii) above, but the number of shares of said Series which the corporation shall offer to purchase shall be reduced to the difference between 1,800 shares and the number of shares so surrendered.~~

~~(3)~~

~~Beginning on or prior to April 30, 1967, and on or prior to April 30 in each year thereafter, the corporation shall deliver to the Transfer Agent for said Series a certificate signed by the president or a vice president or the treasurer or an assistant treasurer of the corporation stating (i) (a) whether or not the corporation’s obligation, expressed in dollars, to offer to purchase shares of said Series is limited by reason of subdivision ( I ) (ii) above, and if so, the amount of such obligation as so limited, (b) the number of shares of said Series, if any, to be surrendered by the corporation for cancellation on or prior to June 15 in such year, and (c) the number of shares of said Series for which a $4.75 Series Purchase Offer is to be made by the corporation in such year, or (ii) that the net income of the corporation for the preceding calendar year was such that the corporation has no $4.75 Series Purchase Fund Obligation in the current year, or (iii) that the making~~

~~of a $4.75 Series Purchase Offer by the corporation, in the opinion of counsel for the corporation accompanying such certificate, would be contrary to an applicable law or to a rule or regulation of a government authority having jurisdiction in the premises; provided, however, that if, on April I of any year, there are not funds legally available, in the opinions of the signer of such certificate and of counsel for the corporation accompanying such certificate, for the payment of the current $4.75 Series Purchase Fund Obligation, the corporation may presume for the purposes hereof that the making of a $4.75 Series Purchase Offer would be contrary to an applicable law.~~

~~(4)~~	~~If the certificate filed in any such year shall state that a $4.75 Series Purchase Offer is to be made in such year, the Transfer Agent for said Series with whom such certificate is filed shall, on or prior to May 15 of such year, cause to be mailed to the holders of record of the shares of said Series at the close of business on the May I preceding such mailing (or, if the board of directors of the corporation has declared a dividend on the shares of said Series, payable on May 15, to the holders receiving such dividend payment at the time of mailing such dividend payment checks), a notice, in the name of the corporation, that the corporation will on June 15 of such year accept tenders of shares required to satisfy the $4.75 Series Purchase Fund Obligation then due at prices not exceeding $100 per share and accumulated dividends to such June 15; provided, however, that such tender must be received by the Transfer Agent not later than the close of business on the fifth full business day preceding such June 15 and that such tender must be irrevocable until the close of business on June 16 of such year. Tenders may be accepted regardless of whether the holder so tendering held shares of said Series at the time notice was given. The corporation may require, and in such event said notice shall specify, that each offer to sell shares of said Series shall be accompanied by the certificate or certificates for the shares so offered, the signature of the holder thereof to be guaranteed by a bank or trust company (not a savings bank) or by a firm having membership in the New York Stock Exchange, together with evidence satisfactory to the Transfer Agent of the right of the holder of such shares to so sell the same to the corporation. The decision of counsel for the corporation as to the right of the holder of such shares to sell the same to the corporation shall control and be conclusive. Any offer to sell shall be subject to acceptance in whole or in part.~~

~~(5)~~	~~In any year in which a $4.75 Series Purchase Offer is made, the Transfer Agent for said Series shall on June 15 of such year, on behalf of the corporation, accept tenders to sell shares of said Series received by it up to the full number of shares covered by the $4.75 Series Purchase Offer subject to the limitations on expenditures set forth in the certificate delivered to the Transfer Agent upon such basis as will result in the lowest aggregate cost to the corporation. The Transfer Agent shall to the extent necessary select among tenders made at the same price by lot in such manner as it may determine.~~

~~(6)~~

~~On or prior to June 15 in each year in which a $4.75 Series Purchase Offer shall have been made, the corporation shall surrender to the Transfer Agent for said Series, for cancellation, certificates for the number of shares of said Series, if any, specified in the certificate for such year to be surrendered by the corporation to the Transfer Agent and deposit with the Transfer Agent cash sufficient to purchase shares of said Series, if any, accepted for purchase pursuant to the $4.75 Series Purchase Offer made in such year. The Transfer Agent shall, on or before the next succeeding June 20, return to the corporation any funds deposited with it and not used or required to purchase shares of said Series, pursuant to the $4.75 Series~~

~~Purchase Offer for such year. The $4.75 Series Purchase Fund Obligation in any year shall be deemed to be fully satisfied if the corporation shall have complied with these provisions notwithstanding that the total number of shares purchased by it shall be less than the total number of shares covered by the $4.75 Series Purchase Offer for that year because insufficient offers to sell were received by it. The $4.75 Series Purchase Fund Obligation shall not be cumulative.~~

~~(7)~~	~~Shares of said Series, purchased pursuant to any $4.75 Series Purchase Offer, or surrendered in whole or partial satisfaction of the $4.75 Series Purchase Fund Obligation in any year, shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation.~~

~~(8)~~	~~Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the board of directors or the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the dates applicable to said Series and in the event there is a deficiency in funds legally available to meet the total obligation due on any date for said Series and any other series of Preferred Stock of the corporation, the funds actually available, if any, or the total number of shares of said Series which the corporation may offer to purchase, shall be prorated between said Series and such other series of Preferred Stock so that the percentage allocated to any particular Preferred Stock shall correspond with its portion of the total amount due.~~

~~(9)~~	~~After June 15, 1967, so long as any shares of said Series shall be outstanding, no dividends on the Preference Stock or the Common Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, be declared and set apart for payment unless the $4.75 Series Purchase Fund Obligation applicable to the June 15 immediately preceding the declaration of such dividend shall have been fully met by one of the following: (a) the surrender by the corporation to the Transfer Agent for cancellation of 1,800 shares of said Series therefore acquired by it, or (b) the corporation has offered to purchase 1,800 shares of said Series and has purchased or has available funds to purchase, pursuant to such $4.75 Series Purchase Offer, such 1,800 shares at prices not exceeding $100 per share plus accumulated dividends to such June 15, or (c) the corporation offered to purchase that number of shares of said Series and has purchased or has funds available for the purchase thereof pursuant to such $4.75 Series Purchase Offer at $100 per share plus accumulated dividends to such June 15 which when added to the number of shares of said Series, if any, theretofore acquired by and surrendered for cancellation to the Transfer Agent by the corporation shall aggregate 1,800 shares of said Series.~~

~~(10)~~	~~Whenever any of the dates mentioned with respect to the $4.75 Series Purchase Offer or $4.75 Series Purchase Fund Obligation shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

~~$6.875 Series~~

~~(c) The Preferred Stock $6.875 Series, of which 28,000 shares were outstanding at the time of the adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~the rate of dividend of shares of said Series shall be $6.875 per annurn of the par value thereof; the dividend payment dates shall be the 15th days of February, May, August and November in each year; and dividends shall be cumulative from the date of original issue;~~

~~(ii)~~	~~the price at which shares of said Series may be redeemed shall be $110 per share if the date of redemption is on or prior to December 31, 1977; $106 per share if the date of redemption is after December 31, 1977 and on or prior to December 31, 1980; $103 per share if the date of redemption is after December 31, 1980 and on or prior to December 31, 1983; and $100 per share if the date of redemption is after December 31, 1983; in each case plus unpaid accumulated dividends, if any, to the date of redemption; provided, however, that no shares of said Series may be redeemed (otherwise than by operation of the sinking fund provided for in subdivision (v) below) prior to December 31, 1974, directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring of indebtedness, or the issuance of stock, the holder of which will have a preference to the holders of the Common Stock with respect to the payment of dividends, having an effective interest rate, dividend rate or cost (calculated in accordance with acceptable financial practice) of less than the annual dividend rate borne by the shares of said Series;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation shall be an amount equal to the then applicable redemption price of shares of said Series plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a sinking fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) shall, as a sinking fund for the retirement of shares of said Series, redeem, in the manner herein provided, 2,100 shares of said Series on June 15, 1969 and 2,100 shares of said Series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, in each case at the par value thereof per share plus accrued dividends to the date fixed for redemption; provided, however, that (i) if in any year the net income of the corporation for the preceding calendar year (which net income shall be determined in accordance with the requirements of the regulatory authority of the State of Oregon having jurisdiction of the corporation and after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be less than half the sum of $210,000 plus the maximum obligation, expressed in dollars, due during the year in which said Series sinking fund redemption is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to redeem shares of said Series for sinking fund purposes in such year shall be limited to such amount, if any, as it shall in its sole discretion determine; and (ii) if in any year the~~

~~amount of such net income of the corporation for the preceding calendar year (determined as aforesaid and after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be not less than half, and not equal to, the sum of $210,000 plus the maximum obligation, expressed in dollars, due during the year in which said Series sinking fund redemption is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to redeem shares of said Series for sinking fund purposes in such year shall be the proportion of said amount so determined which $210,000 bears to the maximum aggregate of all sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any Preferred Stock of the corporation in such year. The total number of shares to be redeemed and the number of shares to be redeemed from any holder shall be adjusted to the nearest full share so that fractional shares need not be redeemed. The corporation may, on any redemption date as above provided and at its option, credit against its sinking fund obligation such number of shares of said Series theretofore redeemed by the corporation otherwise than for the account of its sinking fund obligation or such number of shares of said Series theretofore purchased by the corporation at a price per share not in excess of $100 plus accrued dividends and in either case not theretofore applied as a credit on its sinking fund obligation. The sinking fund for said Series shall not be cumulative. Notice of redemption for each sinking fund shall be given, and deposit of the aggregate redemption price may be made, subject to the general terms and provisions for redemption of the Preferred Stock set forth in subdivision III. C. 4.~~

~~(2)~~	~~Shares of said Series redeemed pursuant to the provisions of the sinking fund or credited thereto shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation.~~

~~(3)~~	~~Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the board of directors of the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the dates applicable to said Series and in the event there is a deficiency in the funds available in any particular year for the fulfillment of the maximum requirements of the purchase funds, sinking funds or other analogous devices of all outstanding series of Preferred Stock of the corporation in accordance with the terms thereof, such funds as are available in accordance with such terms for such purpose shall be prorated among all such series so that the percentage allocated to any particular Preferred Stock shall correspond with its portion of the total amount due.~~

~~(4)~~

~~After June 15, 1969, so long as any shares of said Series shall be outstanding, no dividends on the Preference Stock or the Common Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, be declared and set apart for payment unless the corporation, on the June 15th immediately preceding the declaration of such dividend, shall have redeemed 2,100 shares of said Series at $100 per share plus accumulated dividends to such June 15th or in accordance with the terms hereof shall have taken credits against the shares of~~

~~said Series sinking fund which, with shares redeemed pursuant to such fund obligation, aggregate 2, 100 shares of said Series.~~

~~(5)~~	~~Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

~~$8.00 Series~~

~~(d) The Preferred Stock $8.00 Series, of which 36,296 shares were outstanding at the time of the adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~the rate of dividend of shares of said Series shall be $8.00 per annum; the dividend payment dates shall be the 15th days of February, May, August and November in each year; provided, however, that the initial dividend payment date shall be August 15, 1971; and dividends shall be cumulative from the date of original issue;~~

~~(ii)~~	~~the price at which shares of said Series may be redeemed shall be $110 per share if the date of redemption is on or prior to April 30, 198 1; $106 per share if the date of redemption is after April 30, 1981 and on or prior to April 30, 1984; $103 per share if the date of redemption is after April 30, 1984 and on or prior to April 30, 1987; and $100 per share if the date of redemption is after April 30, 1987; in each case plus unpaid accumulated dividends, if any, to the date of redemption; provided, however, that no shares of said Series may be redeemed (otherwise than by operation of the sinking fund provided for in subdivision (v) below) prior to April 30, 1981, directly or indirectly from the proceeds of or in anticipation of any refunding operation involving the incurring of indebtedness, or the issuance of stock, the holder of which will have a preference to the holders of the Common Stock with respect to the payment of dividends, having an effective interest rate, dividend rate or cost (calculated in accordance with acceptable financial practice) of less than the annual dividend rate borne by the shares of said Series;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation shall be an amount equal to the then applicable redemption price of shares of said Series plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a sinking fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) shall, as a sinking fund for the retirement of shares of said Series, redeem, in the manner herein provided, 2,100 shares of said Series on June 15, 1974 and 2,100 shares of said Series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, in each case at the par value thereof per share plus accrued dividends to the date fixed for redemption; provided, however, that (i) if in any year the net income of the corporation for the preceding calendar year (which net income shall be determined in accordance with the requirements of the regulatory authority of the State of Oregon having jurisdiction of the corporation and after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be less than half the sum of $210,000 plus the~~

~~maximum obligation, expressed in dollars, due during the year in which said Series sinking fund redemption is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to redeem shares of said Series for sinking fund purposes in such year shall be limited to such amount, if any, as it shall in its sole discretion determine; and (ii) if in any year the amount of such net income of the corporation for the preceding calendar year (determined as aforesaid and after deducting from such net income one year’s dividend requirement on -any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be not less than half, and not equal to, the sum of $2 10,000 plus the maximum obligation, expressed in dollars, due during the year in which said Series sinking fund redemption is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to redeem shares of said Series for sinking fund purposes in such year shall be the proportion of said amount so determined which $210,000 bears to the maximum aggregate of all sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any Preferred Stock of the corporation in such year. The total number of shares to be redeemed and the number of shares to be redeemed from any holder shall be adjusted to the nearest full share so that fractional shares need not be redeemed. The corporation may, on any redemption date as above provided and at its option, credit against its sinking fund obligation such number of shares of said Series theretofore redeemed by the corporation otherwise than for the account of its sinking fund obligation or such number of shares of said Series theretofore purchased by the corporation at a price per share not in excess of $100 plus accrued dividends and in either case not theretofore applied as a credit on its sinking fund obligation. The sinking fund for said Series shall not be cumulative. Notice of redemption for each sinking fund shall be given, and deposit of the aggregate redemption price may be made, subject to the general terms and provisions for redemption of the Preferred Stock set forth in subdivision III. C. 4.~~

~~(2)~~	~~Shares of said Series redeemed pursuant to the provisions of the sinking fund or credited thereto shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation.~~

~~(3)~~	~~Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the board of directors of the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the dates applicable to said Series and in the event there is a deficiency in the funds available in any particular year for the fulfillment of the maximum requirements of the purchase funds, sinking funds or other analogous devices of all outstanding series of Preferred Stock of the corporation in accordance with the terms thereof, such funds as are available in accordance with such terms for such purpose shall be prorated among all such series so that the percentage allocated to any particular Preferred Stock shall correspond with its portion of the total amount due.~~

~~(4)~~	~~After June 15, 1974, so long as any shares of said Series shall be outstanding, no dividends on the Preference Stock or the Common Stock of the corporation shall,~~

~~without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, be declared and set apart for payment unless the corporation, on the June 15th immediately preceding the declaration of such dividend, shall have redeemed 2,100 shares of said Series at $100 per share plus accumulated dividends to such June 15th or in accordance with the terms hereof shall have taken credits against the shares of said Series sinking fund which, with shares redeemed pursuant to such fund obligation, aggregate 2,100 shares of said Series.~~

~~(5)~~	~~Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

~~$2.42 Series~~

~~(e) The Preferred Stock $2.42 Series, of which 300,000 shares were outstanding at the time of adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~the rate of dividend of shares of said Series shall be $2.42 per annum; the dividend payment dates shall be the l5th days of February, May, August and November in each year; provided, however, that the initial dividend payment date shall be May 15, 1978; and dividends shall be cumulative from the date of original issue;~~

~~(ii)~~	~~the price at which shares of said Series may be redeemed shall be $29.10 per share if the date of redemption is prior to January 1, 1988; $28.30 per share if the date of redemption is after December 31, 1987 and prior to January 1, 1993; and $27.50 per share if the date of redemption is after December 31, 1992; in each case plus unpaid accumulated dividends, if any, to the date of redemption; provided, however, that no shares of said Series may be redeemed prior to January 1, 1983;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $25 per share and in the event of voluntary liquidation shall be an amount equal to the then applicable redemption price of shares of said Series plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a sinking fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) as a sinking fund for the retirement of shares of said Series, (a) shall redeem, in the manner herein provided, 20,000 shares of said Series on June 15, 1984 and 20,000 shares of said Series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, and (b) at its option, may redeem, in the manner herein provided, not to exceed 20,000 additional shares of said Series on June 15, 1984 and not to exceed 20,000 additional shares of said Series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, in each case at $27.50 per share plus accrued dividends to the date fixed for redemption; provided, however, that (i) if in any year the net income of the corporation for the preceding calendar year (which net income shall be determined in accordance with the requirements of the regulatory authority of the State of Oregon having jurisdiction of the corporation and after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the~~

~~end of such preceding calendar year whether or not declared or paid) shall be less than half the sum of $550,000 plus the maximum obligation, expressed in dollars, due during the year in which said Series sinking fund redemption is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to redeem shares of said Series for sinking fund purposes in such year shall be limited to such amount, if any, as it shall in its sole discretion determine; and (ii) if in any year the amount of such net income of the corporation for the preceding calendar year (determined as aforesaid and after deducting from such net income one year’s dividend requirement on any Preferred Stock of the corporation outstanding at the end of such preceding calendar year whether or not declared or paid) shall be not less than half, and not equal to, the sum of $550,000 plus the maximum obligation, expressed in dollars, due during the year in which said Series sinking fund redemption is to be made, for sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any other Preferred Stock of the corporation, then the corporation’s obligation, expressed in dollars, to redeem shares of said Series for sinking fund purposes in such year shall be the proportion of said amount so determined which $550,000 bears to the maximum aggregate of all sinking funds, purchase funds, or other analogous devices, if any, for the retirement of any preferred stock of the corporation in such year. The total number of shares to be redeemed and the number of shares to be redeemed from any holder shall be adjusted to the nearest full share so that fractional shares need not be redeemed. The corporation may, on any redemption date as above provided and at its option, credit against its sinking fund obligation such number of shares of said Series theretofore redeemed by the corporation, otherwise than for the account of its sinking fund obligation or optional right, or such number of shares of said Series theretofore purchased by the corporation at a price per share not in excess of $27.50 plus accrued dividends, and in either case not theretofore applied as a credit on its sinking fund obligation. The sinking fund for said Series shall not be cumulative. Notice of redemption for each sinking fund shall be given, and deposit of the aggregate redemption price may be made, subject to the general terms and provisions for redemption of the Preferred Stock set forth in subdivision 111. C. 4.~~

~~(2)~~	~~Shares of said Series redeemed pursuant to the provisions of the sinking fund or credited thereto shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation.~~

~~(3)~~	~~Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the Board of Directors of the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the dates applicable to said Series and in the event there is a deficiency in the funds available in any particular year for the fulfillment of the maximum requirements of the purchase funds, sinking funds or other analogous devices of all outstanding series of Preferred Stock of the corporation in accordance with the terms thereof, such funds as are available in accordance with such terms for such purpose shall be prorated among all such series so that the percentage allocated to any particular series of Preferred Stock shall correspond with its portion of the total amount due.~~

~~(4)~~	~~After June 15, 1984, so long as any shares of said Series shall be outstanding, no dividends on the Preference Stock or the Common Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding, be declared and set apart for payment unless the corporation, on the June l5th immediately preceding the declaration of such dividend, shall have redeemed 20,000 shares of said Series at $27.50 per share plus accumulated dividends to such June l5th or in accordance with the terms hereof shall have taken credits against the shares of said Series sinking fund which, with shares redeemed pursuant to such fund obligation, aggregate 20,000 shares of said Series.~~

~~(vi)~~	~~Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

~~$8.75 Series~~

~~(f) The Preferred Stock $8.75 Series, of which 150,000 shares were outstanding at the time of the adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~(1) the rate of dividend of shares of said Series shall be $8.75 per annum. plus that amount, if any, which will maintain each holder’s after Federal income tax dividend yield on each dividend with respect to which any legislative enactment, administrative action, judicial decision or other change in law shall reduce or eliminate the dividends received deduction of 70% provided by Section 243(a)(1) of the Internal Revenue Code of 1986, as amended, as in effect on April 1, 1988 (the “Dividends Received Deduction”), at the level at which such yield would have been if such dividend had been paid to such holder on April 1, 1988 (each holder’s after Federal income tax dividend yield on April 1, 1988 being calculated on the bases of (i) a cost per share of $100, (ii) the Dividends Received Deduction, and (iii) an assumed Federal income tax rate of 34%; and, thereafter, such holder’s after Federal income tax dividend yield being calculated on the bases of (i) and (iii) and any reduced dividends received deduction at the time then in effect); provided, however, that any such increased dividend shall be payable only (A) on shares of said Series in respect of which the holder shall have delivered to the corporation no later than 360 days after the effective date of any such reduction or elimination of the Dividends Received Deduction a written notice (I) stating that such holder is entitled to an increased dividend as a result of such reduction or elimination, (II) specifying the amount per share of such increase, and III specifying the total number of shares of said Series held by such holder, and (B) in respect of dividends payable after the date of receipt of such notice by the corporation; (2) the dividend payment dates shall be the 15th days of February, May, August and November in each year, commencing on August 15,1988; and (3) dividends shall be cumulative from the date of original issue;~~

~~(ii)~~	~~(1) other than as provided in subdivision (2) below, shares of said Series shall not be redeemable at the election of the corporation prior to May 1, 1993. On and after May 1, 1993, the shares of said Series may be redeemed, at the election of the corporation, at the following redemption prices:~~

~~If Redeemed During 12 Months Period Ending April 30~~	~~Redemption Price Per Share~~	~~If Redeemed During 12 Months Period Ending April 30~~	~~Redemption Price Per Share~~
~~1994~~	~~$108.75~~	~~2001~~	~~$104.69~~
~~1995~~	~~$108.17~~	~~2002~~	~~$104.11~~
~~1996~~	~~$107.59~~	~~2003~~	~~$103.53~~
~~1997~~	~~$107.01~~	~~2004~~	~~$102.95~~

~~If Redeemed During 12 Months Period Ending April 30~~	~~Redemption Price Per Share~~	~~If Redeemed During 12 Months Period Ending April 30~~	~~Redemption Price Per Share~~
~~1998~~	~~$106.43~~	~~2005~~	~~$102.37~~
~~1999~~	~~$105.85~~	~~2006~~	~~$101.79~~
~~2000~~	~~$105.27~~	~~2007~~	~~$101.21~~
		~~2008~~	~~$100.63~~

~~and thereafter $100 per share, plus an amount in each case equal to accrued unpaid dividends, if any, to the date of redemption; and (2) all but not less than all of the shares of said Series held by any holder which shall have given notice that such holder will be entitled to an increased dividend in accordance with subdivision (i)(1) above may be redeemed, at the election of the corporation, at the redemption price of $100 per share, plus an amount equal to accrued unpaid dividends to the date of redemption, within the period of 360 days commencing on the date of receipt by the corporation of such notice.~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation occurring prior to May 1, 1994, shall be $108.75, and occurring on or after May 1, 1994, shall be an amount equal to the then applicable redemption price of shares of said Series, plus in each case accrued unpaid dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a sinking fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) as a sinking fund for the retirement of shares of said Series, shall redeem, in the manner herein provided, 7,500 shares of said Series on June 15, 1994 and 7,500 shares of said Series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, at $100.00 per share plus accrued unpaid dividends to the date fixed for redemption. The total number of shares to be redeemed and the number of shares to be redeemed from any holder shall be adjusted to the nearest full share so that fractional shares need not be redeemed. The corporation may, on any redemption date as above provided and at its option, credit against its sinking fund obligation such number of shares of said Series theretofore redeemed by the corporation, otherwise than for the account of its sinking fund obligation, or such number of shares of said Series theretofore purchased by the corporation at a~~

~~price per share not in excess of $100.00 plus accrued dividends, and in either case not theretofore applied as a credit on its sinking fund obligation. The sinking fund for said Series shall not be cumulative. Notice of redemption for each sinking fund shall be given, and deposit of the aggregate redemption price may be made, subject to the general terms and provisions for redemption of the Preferred Stock set forth in subdivision III.C.4 of these Restated Articles of Incorporation.~~

~~(2)~~	~~Shares of said Series redeemed pursuant to the provisions of the sinking fund or credited thereto shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation.~~

~~(3)~~	~~Unless otherwise provided bylaw, nothing herein contained shall prevent or in any manner restrict the Board of Directors of the corporation from authorizing and issuing any other series of preferred stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of preferred stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the date applicable to said Series and in the event there is a deficiency in the funds available in any particular year for the fulfillment of the maximum requirements of the purchase funds, sinking funds or other analogous devices of all outstanding series of preferred stock of the corporation in accordance with the terms thereof, such funds as are available in accordance with such terms for such purpose shall be prorated among all such series so that the percentage allocated to any particular series of preferred stock shall correspond with its portion of the total amount due.~~

~~(4)~~	~~After June 15,1994, so long as any shares of said Series shall be outstanding, no dividends on the Common Stock or the Preference Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of said Series of Preferred Stock then outstanding, be declared and set apart for payment unless the corporation, on the June 15th immediately preceding the declaration of such dividend, shall have redeemed 7,500 shares of said Series at $100.00 per share plus accrued unpaid dividends to such June 15th or in accordance with the terms hereof shall have taken credits against the shares of said Series sinking fund which, with shares redeemed pursuant to such fund obligation, aggregate 7,500 shares of said Series.~~

~~(vi)~~	~~Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to betaken on said date maybe taken on the next succeeding full business day.~~

~~$7.125 Series~~

~~(g) The Preferred Stock $7.125 Series, of which 150,000 shares were authorized by resolution of the board of directors on November 18, 1993, shall have the following rights and preferences:~~

~~(i)~~

~~(1) the rate of dividend of shares of said Series shall be $7.125 per annum plus that amount, if any, which will maintain each holder’s after Federal income tax dividend yield on each dividend with respect to which any legislative enactment, administrative action, judicial decision or other change in law shall reduce or eliminate the dividends received deduction of 70% provided by Section 243(a)(1) of the Internal Revenue Code of 1986, as amended, as in effect on April 1, 1988 (the “Dividends Received Deduction”), at the level at which such yield would have been if such dividend had been paid to such~~

~~holder on April 1, 1988 (each holder’s after Federal income tax dividend yield on April 1, 1988 being calculated on the bases of (i) a cost per share of $100, (ii) the Dividends Received Deduction, and (iii) an assumed Federal income tax rate of 34%; and, thereafter, such holder’s after Federal income tax dividend yield being calculated on the bases of (i) and (iii) and any reduced dividends received deduction at the time then in effect); provided, however, that any such increased dividend shall be payable only (A) on shares of said Series in respect of which the holder shall have delivered to the corporation no later than 360 days after the effective date of any such reduction or elimination of the Dividends Received Deduction a written notice (I) stating that such holder is entitled to an increased dividend as a result of such reduction or elimination, (II) specifying the amount per share of such increase, and (III) specifying the total number of shares of said Series held by such holder, and (B) in respect of dividends payable after the date of receipt of such notice by the corporation; (2) the dividend payment dates shall be the 15th days of February, May, August and November in each year, commencing on February 15, 1994; and (3) dividends shall be cumulative from December 1, 1993;~~

~~(ii)~~	~~(1)other than as provided in subdivision (2) below, shares of said Series shall not be redeemable at the election of the corporation prior to May 1, 1998. On and after May 1, 1998, the shares of said Series may be redeemed, at the election of the corporation, at the following redemption prices:~~

~~If Redeemed During 12 Months Period Ending April 30~~	~~Redemption Price Per Share~~	~~If Redeemed During 12 Months Period Ending April 30~~	~~Redemption Price Per Share~~
~~1999~~	~~$104.750~~	~~2004~~	~~$102.375~~
~~2000~~	~~$104.275~~	~~2005~~	~~$101.900~~
~~2001~~	~~$103.800~~	~~2006~~	~~$101.425~~
~~2002~~	~~$103.325~~	~~2007~~	~~$100.950~~
~~2003~~	~~$102.850~~	~~2008~~	~~$100.475~~

~~and thereafter $100 per share, plus an amount in each case equal to accrued unpaid dividends if any, to the date of redemption; and (2) all but not less than all of the shares of said Series held by any holder which shall have given notice that such holder will be entitled to an increased dividend in accordance with subdivision (i)(1) above may be redeemed, at the election of the corporation, at the redemption price of $100 per share, plus an amount equal to accrued unpaid dividends, if any, to the date of redemption, within the period of 360 days commencing on the date of receipt by the corporation of such notice;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $100 per share and in the event of voluntary liquidation (1) occurring prior to May 1, 1994, shall be $107.125 per share, (2) occurring during the 12 ☐ months periods ending April 30, 1995, 1996, 1997 and 1998, shall be, respectively, $106.650, $106.175, $105.700 and $105.225 per share and (3) occurring on or after May 1, 1998, shall be an amount equal to the then applicable redemption price of shares of said Series, plus in each case, an amount equal to accrued unpaid dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall not be, by their terms, convertible;~~

~~(v)~~	~~shares of said Series shall be entitled to the benefits of a sinking fund as follows:~~

~~(1)~~

~~The corporation (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) as a sinking fund for~~

~~the retirement of shares of said Series, shall redeem, in the manner herein provided, 7,500 shares of said series on June 15, 1994 and 7,500 shares of said series on the 15th day of June of each year thereafter so long as any shares of said Series shall remain outstanding, at $100.00 per share plus accrued unpaid dividends to the date fixed for redemption. The total number of shares to be redeemed and the number of shares to be redeemed from any holder shall be adjusted to the nearest full share so that fractional shares need not be redeemed. The corporation may, on any redemption date as above provided and at its option, credit against its sinking fund obligation such number of shares of said Series theretofore redeemed by the corporation, otherwise than for the account of its sinking fund obligation, or such number of shares of said ☐ Series theretofore purchased by the corporation at a price per share not in excess of $100.00 plus accrued unpaid dividends, and in either case not theretofore applied as a credit on its sinking fund obligation. The sinking fund for said Series shall not be cumulative. Notice of redemption for each sinking fund shall be given, and deposit of the aggregate redemption price may be made, subject to the general terms and provisions for redemption of the Preferred Stock set forth in subdivision III.C.4 of the Restated Articles of Incorporation;~~

~~(2)~~	~~Shares of said Series redeemed pursuant to the provisions of the sinking fund or credited thereto shall be cancelled, shall not be reissued as shares of said Series, and shall be restored to the status of authorized but unissued shares of the Preferred Stock of the corporation;~~

~~(3)~~	~~Unless otherwise provided by law, nothing herein contained shall prevent or in any manner restrict the Board of Directors of the corporation from authorizing and issuing any other series of Preferred Stock entitled to a purchase fund, sinking fund or other analogous device for the benefit of the holders of such other series of Preferred Stock of the corporation, whether or not the provisions therefor shall correspond with the provisions for said Series; provided that the dates on which such other fund or device shall operate in any particular year shall correspond with the date applicable to said Series and in the event there is a deficiency in the funds available in any particular year for the fulfillment of the maximum requirements of the purchase funds, sinking funds or other analogous devices of all outstanding series of Preferred Stock of the corporation in accordance with the terms thereof, such funds as are available in accordance with such terms for such purpose shall be prorated among all such series so that the percentage allocated to any particular series of Preferred Stock shall correspond with its portion of the total amount due; and~~

~~(4)~~	~~After June 15, 1994, so long as any shares of said Series shall be outstanding, no dividends on the Common Stock or the Preference Stock of the corporation shall, without the written consent or affirmative vote of the holders of at least a majority of the total number of shares of said Series then outstanding, be declared and set apart for payment, unless the corporation, on the June 15th immediately preceding the declaration of such dividend, shall have redeemed 7,500 shares of said Series at $100.00 per share plus accrued unpaid dividends to such June 15th or in accordance with the terms hereof shall have taken credits against the shares of said Series sinking fund which, with shares redeemed pursuant to such fund obligation, aggregate 7,500 shares of said Series; and~~

~~(vi)~~	~~Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

~~Preference~~Preferred Stock

~~10.~~ 1. The shares of the ~~Preference~~Preferred Stock may be divided into and issued in series. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series of the ~~Preference~~Preferred Stock and all other classes of capital stock of the corporation. To the extent that these Restated Articles of Incorporation shall not have established series of the ~~Preference~~Preferred Stock and fixed and determined the variations in the relative rights and preferences as between series, the board of directors shall have authority, and is hereby expressly vested with authority, to divide the ~~Preference~~Preferred Stock into series and, within the limitations set forth in these Restated Articles of Incorporation and such limitations as may be provided by law, to fix and determine the relative rights and preferences of any series of the ~~Preference~~Preferred Stock so established. Such action by the board of directors shall be expressed in a resolution or resolutions adopted by it prior to the issuance of shares of each series, which resolution or resolutions shall also set forth the distinguishing designation of the particular series of the ~~Preference~~Preferred Stock established thereby. Without limiting the generality of the foregoing, authority is hereby expressly vested in the board of directors so to fix and determine with respect to any series of the ~~Preference~~Preferred Stock:

(a)	The rate of dividend and the relative preference of each series in the payment of dividends;

(b)	The price at which and the terms and conditions on which shares may be redeemed;

(c)	The amount payable upon shares in the event of voluntary and involuntary liquidation and the relative preference of each series on liquidation;

(d)	Sinking fund provisions, if any, for the redemption or purchase of shares;

(e)	The terms and conditions, if any, on which shares may be converted if the shares of any series are issued with the privilege of conversion; and

(f)	Any other relative right or preference as permitted by law.

All shares of the ~~Preference~~Preferred Stock of the same series shall be identical except that shares of the same series issued at different times may vary as to the dates from which dividends thereon shall be cumulative; and all shares of the ~~Preference~~Preferred Stock, irrespective of series, shall constitute one and the same class of stock~~, shall be of equal rank,~~ and shall be identical except as to the designation thereof, the date or dates from which dividends on shares thereof shall be cumulative, and the relative rights and preferences set forth above in clauses (a) through (f) of this subdivision, as to which there may be variations between different series. Except as otherwise may be provided by law or by the resolutions establishing any series of ~~Preference~~Preferred Stock in accordance with the foregoing provisions of this subdivision, whenever the written consent, affirmative vote, or other action on the part of the holders of the ~~Preference~~Preferred Stock may be required for any purpose, such consent, vote or other action shall be taken by the holders of the ~~Preference~~Preferred Stock as a single class irrespective of series and not by different series.

~~11.~~ 2. The ~~payment of dividends on the shares of the Preference Stock shall be subordinate to the dividend and other distributive rights of the holders of the Preferred Stock. No dividend shall be paid on the Preference Stock, unless (i) dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined either by these Restated Articles of Incorporation or in accordance with subdivision III. C. 1., shall have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, and (ii) all amounts due and payable to the holders of the Preferred Stock, by virtue of purchase funds, sinking funds, or other analogous devices for the~~

~~retirement of the Preferred Stock, or by virtue of dissolution, liquidation or winding up of the corporation, shall have been paid or funds for the payment thereof shall have been set apart for payment. Subject to the foregoing, the~~ holders of shares of the ~~Preference~~Preferred Stock of each series shall be entitled to receive dividends, when and as declared by the board of directors, out of any funds legally available for the payment of dividends, at the annual rate fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. ~~C~~B. ~~10.,~~ 1., and no more, payable quarterly on the 15th day of February, May, August and November in each year or on such other date or dates as the board of directors shall determine in the resolutions establishing such series. Such dividends shall be cumulative in the case of shares of each series either from the date of issuance of shares of such series or from the first day of the current dividend period within which shares of such series shall be issued, as the board of directors shall determine, so that if dividends on all outstanding shares of each particular series of the ~~Preference~~Preferred Stock, at the annual dividend rates fixed and determined either by these Restated Articles of Incorporation or in accordance with subdivision III. ~~C~~B. ~~10.,~~ 1., shall not have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, the deficiency shall be fully paid or dividends equal thereto declared and set apart for payment at said rates before any dividends on the Common Stock shall be paid or declared and set apart for payment. ~~In the event more than one series of the Preference Stock shall be outstanding, the corporation, in making any dividend payment on the Preference Stock, shall make payments ratably upon all outstanding shares of the Preference Stock in proportion to the amount of dividends accumulated thereon to the date of such dividend payment.~~ No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

~~12.~~ 3. ~~Distribution or payment upon dissolution, liquidation or winding up of the corporation to the holders of the Preference Stock shall be subordinate to the dividend and other distributive rights of the holders of the Preferred Stock. No such distribution or payment shall be made on the Preference Stock, unless all amounts due by virtue of the dissolution, liquidation or winding up of the corporation to the holders of all outstanding shares of the Preferred Stock of all series shall have been paid or funds for the payment thereof set apart for payment. Subject to the foregoing, in~~In the event of any dissolution, liquidation or winding up of the corporation, before any distribution or payment shall be made to the holders of the Common Stock, the holders of the ~~Preference~~Preferred Stock of each series then outstanding shall be entitled to be paid out of the net assets of the corporation available for distribution to its shareholders the respective amounts per share fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. ~~C~~B. ~~10.,~~ 1., and no more. If upon dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation available for distribution to its shareholders ~~(after all amounts due by virtue of the dissolution, liquidation or winding up of the corporation to the holders of all outstanding shares of the Preferred Stock of all series shall have been paid or funds for the payment thereof set apart for payment)~~ shall be insufficient to pay the holders of all outstanding shares of ~~Preference~~Preferred Stock of all series the full amounts to which they shall be respectively entitled as aforesaid, the net assets of the corporation so available for distribution shall be distributed ~~ratably~~ to the holders of ~~all outstanding shares of Preference~~Preferred Stock in accordance with the relative preferences of ~~all~~each series of Preferred Stock established either by these Restated Articles of Incorporation or in ~~proportion to the amounts to which they shall be respectively so entitled~~accordance with subdivision III. B. 1. For the purposes of this subdivision, any dissolution, liquidation or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the corporation by (i) the United States Government or any authority, agency or instrumentality thereof (ii) a State of the United

States or any political subdivision, authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, shall be deemed to be an involuntary dissolution, liquidation or winding up; and a consolidation, merger or amalgamation of the corporation with or into any other corporation or corporations shall not be deemed to be a dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary.

~~13. (a) Subject to the limitations set forth in subdivision III. C. 15., or fixed and determined in accordance with subdivision III. C. 10., the Preference Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the corporation, at its election expressed by resolution of the board of directors, at any time or from time to time, at the then applicable redemption price fixed and determined with respect to each series either by these Restated Articles of Incorporation or in accordance with subdivision III. C. 10. If less than all of the shares of any series are to be redeemed, the redemption shall be made either pro rata or by lot in such manner as the board of directors shall determine.~~

~~(b)~~	~~In the event the corporation shall so elect to redeem shares of the Preference Stock, notice of the intention of the corporation to do so and of the date and place fixed for redemption shall be mailed not less than thirty days before the date fixed for redemption to each holder of shares of the Preference Stock to be redeemed at his address as it shall appear on the books of the corporation, and on and after the date fixed for redemption and specified in such notice (unless the corporation shall default in making payment of the redemption price), such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to receive the redemption price therefor from the corporation on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.~~

~~(c)~~	~~Contemporaneously with the mailing of notice of redemption of any shares of the Preference Stock as aforesaid or at any time thereafter on or before the date fixed for redemption, the corporation may, if it so elects, deposit the aggregate redemption price of the shares to be redeemed with any bank or trust company doing business in The City of New York, New York, or Portland, Oregon, having a capital and surplus of at least $25,000,000, named in such notice, payable on the date fixed for redemption in the proper amounts to the respective holders of the shares to be redeemed, upon endorsement, if required, and surrender of their certificates for such shares, and on and after the making of such deposit such holders shall cease to be shareholders of the corporation with respect to such shares and shall have no interest in or claim against the corporation with respect to such shares, excepting only the right to exercise such redemption, conversion or exchange rights, if any, on or before the date fixed for redemption as may have been provided with respect to such shares or the right to receive the redemption price of their shares from such bank or trust company on the date fixed for redemption, without interest, upon endorsement, if required, and surrender of their certificates for such shares.~~

~~(d)~~

~~If the corporation shall have elected to deposit the redemption moneys with a bank or trust company as permitted by subdivision (c) above, any moneys so deposited which shall remain unclaimed at the end of six years after the redemption date shall be repaid to the corporation, and upon such repayment holders of Preference Stock who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the corporation for an amount, without interest, equal to the amount they would theretofore have been entitled to receive from such bank or trust~~

~~company. Any redemption moneys so deposited which shall not be required for such redemption because of the exercise, after the date of such deposit, of any right of redemption, conversion or exchange or otherwise, shall be returned to the corporation forthwith. The corporation shall be entitled to receive any interest allowed by any bank or trust company on any moneys deposited with such bank or trust company as herein provided, and the holders of any shares called for redemption shall have no claim against any such interest.~~

~~(e)~~	~~Nothing herein contained shall limit any legal right of the corporation to purchase or otherwise acquire any shares of the Preference Stock.~~

~~14.~~ 4. The holders of shares of the ~~Preference~~Preferred Stock shall have no right to vote in the election of directors or for any other purpose, except as may be otherwise provided by law or by resolutions establishing any series of ~~Preference~~Preferred Stock in accordance with subdivision III. ~~C~~B. ~~10.~~ 1. Holders of ~~Preference~~Preferred Stock shall be entitled to notice of each meeting of shareholders at which they shall have any right to vote, but shall not be entitled to notice of any other meeting of shareholders.

~~15. The series of Preference Stock heretofore established and outstanding on the date of the adoption of these Restated Articles of Incorporation, together with a statement of the rights and preferences of each series. are as follows:~~

~~$2.375 Series~~

~~(a) The Convertible Preference Stock $2.375 Series, of which 126,397 shares were outstanding at the time of the adoption of these Restated Articles of Incorporation, shall have the following rights and preferences:~~

~~(i)~~	~~the rate of dividend of shares of said Series shall be $2.375 per annum; the dividend payment dates shall be the 15th days of February, May, August and November in each year; provided, however, that the initial dividend payment date shall be November 15, 1980; and dividends shall be cumulative from the date of original issue;~~

~~(ii)~~	~~the prices at which shares of said Series may be redeemed shall be as follows:~~

~~Twelve Month period ending June 30,~~	~~Redemption price~~	~~Twelve Month period ending June 30,~~	~~Redemption price~~
~~1981~~	~~$27.38~~	~~1986~~	~~$26.19~~
~~1982~~	~~27.14~~	~~1987~~	~~25.95~~
~~1983~~	~~26.90~~	~~1988~~	~~25.71~~
~~1984~~	~~26.66~~	~~1989~~	~~25.48~~
~~1985~~	~~26.43~~	~~1990~~	~~25.24~~

~~and thereafter $25, in each case, plus unpaid accumulated dividends, if any, to the date of redemption;~~

~~(iii)~~	~~the amount payable upon shares of said Series in the event of involuntary liquidation shall be $25 per share and in the event of voluntary liquidation shall be an amount equal to the then applicable redemption price of shares of said Series, in each case, plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~shares of said Series shall be convertible as follows:~~

~~(1)~~	~~Subject to the provisions for adjustment hereinafter set forth, each share of said Series shall be convertible, at the option of the holder thereof, upon surrender to~~

~~any Transfer Agent for said Series, or to the corporation if no such Transfer Agent shall exist, of the certificate for the share to be converted, into shares of the common stock at the rate of 1.6502 shares of the common stock for each share of said Series. The right to convert shares of said Series called for redemption shall terminate at the close of business on the 15th day preceding the date fixed for redemption, unless the corporation shall default in the payment of the redemption price. Upon conversion of any shares of said Series, no allowance or adjustment shall be made for dividends on either class of shares, but conversion shall not relieve the corporation from its obligation to pay any dividends which shall have been declared and shall be payable to holders of shares of said Series of record as of a date prior to the date of such conversion even though the payment date for such dividend is subsequent to the date of conversion.~~

~~(2)~~	~~The number of shares of the common stock into which each share of said Series shall be convertible shall be subject to adjustment from time to time as follows:~~

~~(A)~~	~~Upon the (i) payment of a dividend on the common stock in shares of the common stock, (ii) subdivision of the outstanding common stock, (iii) combination of the outstanding common stock into a smaller number of shares, or (iv) issuance by reclassification of the common stock (whether pursuant to a merger or consolidation or otherwise) of any shares of the corporation, each holder of shares of said Series shall be entitled to receive, for each share converted after the record date for any of these events, the number of shares of the corporation which he would have held after the happening of such event had such share been converted on the record date therefor. The conversion rate shall be adjusted whenever any of these events shall occur, effective as of the date following the record date therefor.~~

~~(B)~~

~~Upon the issuance of rights or warrants to the holders of the common stock, as such, entitling them to subscribe for or purchase shares of the common stock at a price per share less than the Market, Price (as defined in subdivision (D) below) on the record date for the determination of shareholders entitled to receive such rights or warrants, the number of shares of the common stock into which each share of said Series shall be convertible shall be adjusted, effective as of the date following such record date, by multiplying the number of shares of the common stock into which such share would have been convertible on such record date by a fraction, of which the numerator shall be the number of shares of the common stock outstanding on such record date plus the number of additional shares of the common stock offered for subscription or purchase, and of which the denominator shall be the number of shares of the common stock outstanding on such record date plus the number of shares of the common stock which the aggregate offering price of the shares of the common stock so offered would have purchased at such Market Price. For the purposes of this subdivision (B), (i) the issuance of rights or warrants to subscribe for or purchase shares or securities convertible into shares of the common stock shall be deemed to be the issuance of rights or warrants to subscribe for or purchase shares of the common stock; (ii) the sum of the aggregate offering price of such shares or securities plus the minimum aggregate amount, if any, payable upon conversion of such shares or securities into shares of the common stock divided by the total number of shares of the common stock into which such shares or securities could be converted at their earliest conversion date shall be deemed to be the price per share at which the shares of the common stock may be subscribed for or~~

~~purchased; (iii) the minimum number of shares of the common stock into which such shares or securities could be converted at their earliest conversion date shall be deemed to be the number of additional shares of the common stock offered for subscription or purchase; (iv) the number of shares of the common stock which the aggregate offering price of such shares or securities plus the minimum aggregate amount, if any, payable upon conversion of such shares or securities into shares of the common stock would have purchased at the Market Price on the record date for the determination of shareholders entitled to receive such rights or warrants shall be deemed to be the number of shares of the common stock which the aggregate offering price of the shares so offered would have purchased at such Market Price; and (v) the right of the holders of the common stock to invest in additional shares of the common stock pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan, as it may be amended from time to time, shall not be deemed to be a right or warrant.~~

~~(C)~~	~~Upon the distribution to the holders of the common stock, as such (whether pursuant to a merger or consolidation or otherwise), of evidences of its indebtedness, investments in subsidiaries, or other assets (excluding distributions after December 31, 1979, not exceeding in net value as reflected on the books of the corporation the aggregate net income available for common stock of the corporation after such date plus $12,000,000, all determined in accordance with generally accepted accounting principles) or rights to subscribe to the same (excluding those referred to in subdivision (B) above), the number of shares of the common stock into which each share of said Series shall be convertible shall be adjusted, effective as of the date following the record date for the determination of shareholders entitled to receive such distribution or rights, by multiplying the number of shares of the common stock into which such share would have been convertible on such record date by a fraction, of which the numerator shall be the Market Price of the common stock (as defined in subdivision (D) below) on such record date, and of which the denominator shall be such Market Price less such net value of the portion of the evidences of indebtedness, investments in subsidiaries, or other assets or rights so distributed allocable to such share of the common stock.~~

~~(D)~~	~~For the purposes of any computation under subdivisions (B) and (C) above, the Market Price of the common stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive full business days commencing 45 full business days before the day in question. The closing price for each day shall be the average of the closing bid and asked prices, regular way, (i) as officially quoted by the National Association of Securities Dealers, Inc., or (ii) as quoted on the principal United States stock exchange or market for the common stock as determined by the board of directors of the corporation, or (iii) if in the reasonable judgment of the board of directors of the corporation, there exists no principal United States stock exchange or market for the common stock, as reasonably determined by the board of directors of the corporation.~~

~~(E)~~

~~No adjustment in the conversion rate shall be required unless such adjustment, plus any adjustments not previously made by reason of this subdivision (E), would require an increase or decrease of at least 1% in the number of shares of common stock into which each share of said Series then shall be convertible;~~

~~provided, however, that any adjustments which by reason of this subdivision (E) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subdivision (E) shall be made to the nearest ten thousandth of a share.~~

~~(F)~~	~~Whenever any adjustment is required in the rate at which each share of said Series shall be convertible, the corporation shall (i) file with each Transfer Agent for the shares of said Series a statement setting forth the adjusted rate of conversion, describing the adjustment and the method of calculation used, and stating the effective date of the adjustment, and (ii) cause a copy of such statement to be mailed to the holders of record of the shares of said Series.~~

~~(3)~~	~~No fractional shares or scrip representing fractional shares shall be issued upon the conversion of shares of said Series. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Market Price of the common stock (determined as provided in subdivision (D) above) on the day of conversion shall be paid to the holder in cash by the corporation.~~

~~(4)~~	~~Shares of said Series shall be deemed to have been converted and the holder converting the same to have become the holder of record of shares of the common stock for all purposes whatever as of the date on which the certificate or certificates for such shares shall have been surrendered as aforesaid. The corporation shall not be required to make any conversion, and no surrender of the certificate or certificates for shares of said Series shall be effective for such purpose, while the transfer books for the shares of either said Series or the common stock shall be closed for any purpose, but the surrender of a certificate or certificates for shares of said Series for conversion during any period in which either transfer book shall be closed shall become effective for all purposes of conversion immediately upon the reopening of such books.~~

~~(5)~~	~~The corporation shall reserve for the conversion of said Series that number of shares of its authorized but unissued common stock into which all shares of said Series from time to time outstanding may be converted.~~

~~(v)~~	~~All shares of said Series redeemed by the corporation or surrendered to it for conversion into shares of the common stock shall be cancelled and thereupon restored to the status of authorized but unissued Preference Stock of the corporation, undesignated as to series.~~

~~(vi)~~	~~Whenever any of the dates mentioned with respect to said Series shall not be a full business day in the City of Portland, Oregon, any action to be taken on such date may be taken on the next succeeding full business day.~~

~~$6.95 Series~~

~~(b) The Preference Stock $6.95 Series, of which 250,000 shares were authorized by resolution of the board of directors on December 8, 1992, shall have the following rights and preferences:~~

~~(i)~~	~~The rate of dividend of shares of said Series shall be $6.95 per annum; the dividend payment dates shall be the 15th days of February, May, August and November in each year, commencing on February 15, 1993; and dividends shall be cumulative from the date of original issue;~~

~~(ii)~~	~~The shares of said Series shall not be redeemable prior to December 31, 2002; and on such date, all of the outstanding shares of said Series shall be subject to mandatory~~

~~redemption (unless such action, in the opinion of counsel for the corporation, would be contrary to any applicable law or to any rule or regulation of any governmental authority having jurisdiction in the premises) at the mandatory redemption price of $100 per share, plus unpaid accumulated dividends; provided, however, that the payment of such mandatory redemption price shall be subordinate to the dividend and other distributive rights of the Preferred Stock, so that such redemption price shall not be paid and the shares of said Series shall not be redeemed unless (i) dividends on all outstanding shares of each particular series of the Preferred Stock, at the annual dividend rates fixed and determined either by these Restated Articles of Incorporation or in accordance with subdivision III.C.1 thereof, shall have been paid or declared and set apart for payment for all past dividend periods and for the then current dividend periods, and (ii) all amounts due and payable to the holders of Preferred Stock, by virtue of purchase funds, sinking funds, or other analogous devices for the retirement of the Preferred Stock, or by virtue of dissolution, liquidation or winding up of the corporation, shall have been paid or funds for the payment thereof shall have been set apart for payment;~~

~~(iii)~~	~~The amount payable upon shares of said Series in the event of either involuntary or voluntary liquidation shall be $100 per share, plus unpaid accumulated dividends, if any, to the date of payment;~~

~~(iv)~~	~~All shares of said Series redeemed by the corporation shall be cancelled and thereupon restored to the status of authorized but unissued Preference Stock of the corporation, undesignated as to series; and~~

~~(v)~~	~~Whenever any of the dates mentioned with ☐ respect to said Series shall not be a full business day in the City of Portland, Oregon, then any action to be taken on said date may be taken on the next succeeding full business day.~~

Common Stock

~~16.~~ 5. Subject to the limitations set forth in subdivisions III. ~~C~~B. 2. ~~and 11.~~ (and subject to the rights of any class of stock hereafter authorized), dividends may be paid upon the Common Stock when and as declared by the board of directors of the corporation out of any funds legally available for the payment of dividends.

~~17.~~ 6. Subject to the limitations set forth in subdivisions III. ~~C~~B. 3. ~~and 12.~~ (and subject to the rights of any other class of stock hereafter authorized), upon any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the net assets of the corporation shall be distributed ratably to the holders of the Common Stock.

~~18.~~ 7. ~~Subject to the limitations set forth in subdivisions III. C. 6, 7, 8, 9 and 15. (and subject to the rights of any class of stock hereafter created ), and except~~Except as may be otherwise provided by law or by the resolutions establishing any series of ~~Preference~~Preferred Stock in accordance with subdivision III. ~~C~~B. ~~10.,~~ 1., the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In the election of directors of the corporation, every holder of record of any share or shares of the Common Stock of the corporation shall have the right to cast as many votes for one candidate as shall equal the number of such shares multiplied by the number of directors to be elected, or to distribute such number of votes among any two or more candidates for such election.

~~19.~~ 8. Upon the issuance for money or other consideration of any shares of capital stock of the corporation, or of any security convertible into capital stock of the corporation, no holder of shares of the capital stock, irrespective of the class or kind thereof, shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other amount of such shares of capital stock, or such security convertible into capital stock, proposed to be issued; and the board of directors may cause the corporation to dispose of all or any of such shares of capital stock, or of any such security convertible into capital stock, as and when said board may determine, free of any such right, either by offering the same to the corporation’s then shareholders or by otherwise selling or disposing of such shares of other securities, as the board of directors may deem advisable.

ARTICLE IV

A. The business and affairs of the corporation shall be managed by a board of directors. Except as provided in subdivision B. below, the number of members of the board, their classifications and terms of office, and the manner of their election and removal shall be as follows:

1.	The number of directors shall be that number, not less than nine or more than thirteen, determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors. At the 1984 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of shareholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms. If the number of directors should be changed by resolution of the board of directors, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

2.	A director shall hold office until the annual meeting for the year in which his or her term shall expire and until his or her successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the board of directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or any other vacancy shall expire at the same time as the terms of the other directors of the class in which that vacancy occurred.

3.	One or more of the directors may be removed with or without cause by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon at a meeting of the shareholders called expressly for that purpose; provided, however, that for as long as the corporation shall have cumulative voting, if fewer than all the directors should be candidates for removal, no one of them shall be removed if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the class of directors of which he or she shall be a part.

4.

No person, except those persons nominated by the board, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination shall be received from a shareholder of record entitled to vote at such election by the secretary of the corporation not later than the latter of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of notice of that meeting, together with the written consent of the nominee to serve as a director.

B. Notwithstanding the provisions of subdivision A. above, whenever the holders of any one or more classes of the capital stock of the corporation shall have the right, voting separately as a class or classes, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Restated Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such provisions, and during their prescribed terms of office, the board of directors shall consist of such directors in addition to the directors determined as provided in subdivision A. above.

C. This Article IV may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote at an election of directors determined as provided in subdivision A. above, at a meeting of the shareholders called expressly for that purpose.

ARTICLE V

A. For purposes of this Article V:

1.	The term “Affiliate”, as used to indicate a relationship with a specified “Persons” (as hereinafter defined), shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

2.	The term “Associate”, as used to indicate a relationship with a specified Person, shall mean (a) any Person (other than the corporation) of which such specified Person is a director, officer, partner, trustee, guardian, fiduciary or official or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or any beneficial interest, (b) any Person who is a director, officer, partner, trustee, guardian, fiduciary or official or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities or any beneficial interest of or in such specified Person (other than the corporation), and (c) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such specified Person.

3.	The term “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on April 9, 1984; provided, however, that, notwithstanding the provisions of such Rule, a Person shall be deemed to be the Beneficial Owner of any share of the capital stock of the corporation that such Person shall have the right to acquire at any time pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, and any such share of capital stock shall be deemed to be outstanding for purposes of subdivision V.A.9.

4.

The term “Business Transaction” shall include, without limitation, (a) any merger, consolidation or plan of exchange of the corporation, or any Person controlled by or under common control with the corporation, with or into any “Related Person” (as hereinafter defined), (b) any merger, consolidation or plan of exchange of a Related Person with or into the corporation or any Person controlled by or under common control with the corporation, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the property and assets of the corporation, or any Person controlled by or under common control with the corporation, to or with a Related Person, (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person, by or with the corporation or any Person controlled by or under common control with the corporation, (e) any recapitalization of the corporation that would have the effect of increasing the voting power of a Related Person, (f) the issuance, sale, exchange or other disposition of any securities of the corporation, or of any Person controlled by or under common control with the corporation, by the corporation or by any Person controlled by or under common control with the corporation, (g) any liquidation, spinoff, splitoff, splitup or dissolution of the corporation, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this subdivision.

5.	The term “Continuing Director” shall mean a director who was a director of the corporation on April 9, 1984 and a director who shall become a director subsequent thereto whose election, or whose nomination for election by the shareholders, shall have been approved by a vote of a majority of the then Continuing Directors.

6.	The term “Highest Purchase Price” shall mean, with respect to the shares of any class or series of the capital stock of the corporation, the highest amount of consideration paid by a Related Person for a share of the same class and series at any time regardless of whether the share was acquired before or after such Related Person became a Related Person; provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of that class or series, or the declaration of a stock dividend thereon. The Highest Purchase Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by such Related Person with respect to any shares of the capital stock acquired by such Related Person.

7.	The term “Other Consideration” shall include, without limitation, capital stock to be retained by the shareholders of the corporation in a Business Transaction in which the corporation shall be the survivor.

8.	The term “Person” shall mean any natural person, corporation, partnership, trust, firm, association, government, governmental. agency or any other entity whether acting in an individual, fiduciary or other capacity.

9.	The term “Related Person” shall mean (a) any Person which, together with its Affiliates and Associates, shall be the Beneficial Owner in the aggregate of 10 percent or more of the capital stock of the corporation, and (b) any Affiliate or Associate (other than the corporation or a wholly owned subsidiary of the corporation) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of the capital stock of the corporation shall be deemed to be a “Related Person”. A Related Person shall be deemed to have acquired a share of capital stock at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares of the capital stock of the corporation owned by any Related Person, if the price paid for such shares cannot be determined by a majority of the Continuing Directors, the price so paid shall be deemed to be the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

10.	The term “Substantial Part” shall mean 10% or more of the fair market value of the total assets of a Person, as reflected on the most recent balance sheet of such Person available to the Continuing Directors on the date of mailing of the notice of the meeting of shareholders called for the purpose of voting with respect to a Business Transaction involving the assets constituting any such Substantial Part.

B. The corporation shall not enter into any Business Transaction with a Related Person or in which a Related Person shall have an interest (except proportionately as a shareholder of the corporation) without first obtaining both (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the corporation not held by such Related Person, and (2) the determination of a majority of the Continuing Directors that the cash or fair market value of the property, securities or Other Consideration to be received per share by the holders, other than such Related Person, of the shares of each class or series of the capital stock of the corporation in such Business Transaction shall not be less than the Highest Purchase Price paid by such Related Person in acquiring any of its holdings of shares of the same class or series, unless the Continuing Directors by a majority vote shall either (a) have expressly approved the acquisition of the shares of the capital stock of the corporation that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction.

C. For the purposes of this Article V, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (1) the number of shares of capital stock of the corporation of which any Person shall be the Beneficial Owner, (2) whether a Person is an Affiliate or Associate of another Person, (3) whether a Person has an agreement, contract, arrangement or understanding with another Person as to the matters referred to in subdivision V.A.3. or clause (h) of subdivision V.A.4., (4) the Highest Purchase Price paid by a Related Person for shares of any class or series of the capital stock, (5) whether the assets subject to any Business Transaction constitute a Substantial Part, (6) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the corporation), and (7) such other matters with respect to which a determination may be required under this Article V.

D. In determining whether to give their approval as provided in subdivision V.B., the Continuing Directors shall give due consideration to all relevant factors involved, including, without limitation, (1) the value of the corporation in a freely negotiated transaction and its future value as an independent entity, (2) the recognition of gain or loss to the corporation for tax purposes or the postponement of such recognition in a tax-free transaction, (3) the anticipated developments of the business of the corporation not yet reflected in the price of its shares, and (4) the impact on employees, customers, suppliers and the public generally within the geographical area it serves.

E. This Article V may not be repealed or amended in any respect unless such action shall be approved by the affirmative vote of the holders of not less than two-thirds of the capital stock of the corporation not held by a Related Person at a meeting of the shareholders called expressly for that purpose.

ARTICLE VI

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this Article VI shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

ARTICLE VII

The corporation shall indemnify to the fullest extent then permitted by law any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against all judgments, amounts paid in settlement, fines and such expenses (including attorneys’ fees), actually and reasonably incurred in connection therewith. This Article shall not be deemed exclusive of any other provisions for indemnification of directors and officers that may be included in any statute, bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in any official capacity and as to action in another capacity while holding an office.

~~ARTICLE VIII~~

~~A. The amount of the corporation’s stated capital at the time of the adoption of these Restated Articles of Incorporation is $69,376,264.89.~~

ANNUAL MEETING OF SHAREHOLDERS OF

May 25, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

REVOCABLE PROXY

NORTHWEST NATURAL GAS COMPANY

PROXY FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John D. Carter, Tod R. Hamachek and Russell F. Tromley and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 25, 2006, and at all adjournments thereof, (i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all other matters which properly may be brought before such meeting or any adjournment thereof.

If shares of the Company’s Common Stock are held for the account of the undersigned under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan or its Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary of each applicable plan to vote all shares of Northwest Natural Gas Company Common Stock in the undersigned’s name and/or account under such plan in accordance with the instructions given herein, at the 2006 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including but not limited to the matters set forth on the reverse side.

The Company will provide reasonable accommodation for a disability. If you need an accommodation, please contact the Company at (503) 226-4211 ext. 3412 at least 72 hours before the meeting.

Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

220 NORTHWEST SECOND AVENUE PORTLAND, OR 97209

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 24, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Northwest Natural Gas Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 24, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Gas Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NWNAT1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST NATURAL GAS COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE “FOR” THE ELECTION OF DIRECTORS.

Proposal 1. Vote on Directors				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee name(s) on the line below:
Class I Nominees:	Timothy P. Boyle
Mark S. Dodson Randall C. Papé Richard L. Woolworth				☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.	For	Against	Abstain				For	Against	Abstain
Proposal 2. Reapproval of Long-Term Incentive Plan	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.				Proposal 5. Amendment to Article IV of the Restated Articles of Incorporation			☐	☐	☐
Proposal 3. Amendments to the Employee Stock Purchase Plan	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 6.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.				Proposal 6. Ratification of Appointment of Independent Public Accountants			☐	☐	☐
Proposal 4. Restated Articles of Incorporation	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3, 4, 5 and 6.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	Yes	No
Please indicate if you plan to attend the Annual Meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date